                                                                  EXHIBIT 4.(a)5

                 SHARE EXCHANGE AGREEMENT DATED OCTOBER 30, 2002
              BY AND AMONG THE REGISTRANT, ECI TELECOM - NGTS INC.
                           AND NEXVERSE NETWORKS, INC.

                            SHARE EXCHANGE AGREEMENT

                                      AMONG

                                ECI TELECOM LTD.,

                            ECI TELECOM - NGTS INC.,

                                       AND

                            NEXVERSE NETWORKS, INC.,







                             DATED OCTOBER 30, 2002

                                TABLE OF CONTENTS

                                                                                                 PAGE
                                                                                                 ----
ARTICLE I DEFINITIONS ..........................................................................    3
         SECTION 1.01 Certain Defined Terms ....................................................    3

ARTICLE II SHARE EXCHANGE ......................................................................    8
         SECTION 2.01 Exchange of Chorale Networks Israel Shares ...............................    8
         SECTION 2.02 Exchange of Chorale Networks U.S. Shares .................................    8
         SECTION 2.03 Closing ..................................................................    9

ARTICLE III REPRESENTATIONS AND WARRANTIES  OF THE SELLERS .....................................   10
         SECTION 3.01 Organization and Qualification; Subsidiaries .............................   10
         SECTION 3.02 Certificate of Incorporation and Bylaws; Minutes .........................   11
         SECTION 3.03 Capitalization ...........................................................   11
         SECTION 3.04 Authority Relative to This Agreement; Title to Shares ....................   12
         SECTION 3.05 No Conflicts; Consents ...................................................   12
         SECTION 3.06 Permits; Compliance with Laws ............................................   13
         SECTION 3.07 Financial Statements; Undisclosed Liabilities ............................   13
         SECTION 3.08 Absence of Certain Changes or Events .....................................   14
         SECTION 3.09 Employee Benefit Plans; Labor Matters ....................................   14
         SECTION 3.10 Contracts ................................................................   17
         SECTION 3.11 Litigation ...............................................................   18
         SECTION 3.12 Environmental Matters ....................................................   18
         SECTION 3.13 Intellectual Property ....................................................   19
         SECTION 3.14 Taxes ....................................................................   21
         SECTION 3.15 Insurance ................................................................   22
         SECTION 3.16 Assets ...................................................................   23
         SECTION 3.17 Affiliates ...............................................................   23
         SECTION 3.18 Brokers ..................................................................   24
         SECTION 3.19 Business Practices .......................................................   24
         SECTION 3.20 Business Activity Restriction ............................................   24
         SECTION 3.21 Customers and Suppliers ..................................................   25
         SECTION 3.22 Employee Matters .........................................................   25
         SECTION 3.23 Investment Representation ................................................   26
         SECTION 3.24 Full Disclosure ..........................................................   26

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF NEXVERSE ..........................................   26
         SECTION 4.01 Organization and Qualification; Subsidiaries .............................   26
         SECTION 4.02 Certificate of Incorporation and Bylaws; Minute Books ....................   27
         SECTION 4.03 Capitalization ...........................................................   27
         SECTION 4.04 Authority Relative to this Agreement .....................................   28

         SECTION 4.05 No Conflicts; Consents ...................................................   29
         SECTION 4.06 Permits; Compliance with Laws ............................................   29
         SECTION 4.07 Financial Statements; Undisclosed Liabilities ............................   29
         SECTION 4.08 Absence of Certain Changes or Events .....................................   30
         SECTION 4.09 Employee Benefit Plans; Labor Matters ....................................   31
         SECTION 4.10 Contracts ................................................................   34
         SECTION 4.11 Litigation ...............................................................   35
         SECTION 4.12 Environmental Matters ....................................................   35
         SECTION 4.13 Intellectual Property ....................................................   35
         SECTION 4.14 Taxes ....................................................................   38
         SECTION 4.15 Insurance ................................................................   39
         SECTION 4.16 Properties ...............................................................   39
         SECTION 4.17 Affiliates ...............................................................   40
         SECTION 4.18 Brokers ..................................................................   40
         SECTION 4.19 Business Practices .......................................................   40
         SECTION 4.20 Business Activity Restriction ............................................   40
         SECTION 4.21 Customers and Suppliers ..................................................   41
         SECTION 4.22 Employee Matters .........................................................   41
         SECTION 4.23 Registration Rights and Voting Rights ....................................   42
         SECTION 4.24 Investment Representation ................................................   42
         SECTION 4.25 Full Disclosure ..........................................................   42

ARTICLE V COVENANTS 42
         SECTION 5.01 Conduct of the Business Pending the Closing ..............................   42
         SECTION 5.02 Conduct of Business by NexVerse Pending the Closing ......................   43
         SECTION 5.03 Notices of Certain Events ................................................   45
         SECTION 5.04 Access to Information; Confidentiality ...................................   46
         SECTION 5.05 No Solicitation of Transactions ..........................................   46
         SECTION 5.06 Further Action; Consents; Filings ........................................   47
         SECTION 5.07 Public Announcements .....................................................   47
         SECTION 5.08 Line of Credit ...........................................................   47
         SECTION 5.09 Employee Benefit Matters .................................................   48
         SECTION 5.10 Grant of NexVerse Options to Employees of NGTS Israel and NGTS U.S. ......   48

ARTICLE VI CONDITIONS TO THE TRANSACTIONS ......................................................   48
         SECTION 6.01 Conditions to the Obligations of Each Party to Consummate the Transactions   48
         SECTION 6.02 Conditions to the Obligations of the Sellers .............................   49
         SECTION 6.03 Conditions to the Obligations of NexVerse ................................   50

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER ..................................................   50
         SECTION 7.01 Termination ..............................................................   50
         SECTION 7.02 Effect of Termination ....................................................   51

ARTICLE VIII indemnification ...................................................................   51
         SECTION 8.01 Indemnification ..........................................................   51
         SECTION 8.02 Limitations on Indemnification ...........................................   52
         SECTION 8.03 Procedures ...............................................................   53
         SECTION 8.04 Exclusive Remedy .........................................................   54

ARTICLE IX GENERAL PROVISIONS ..................................................................   55
         SECTION 9.01 Survival .................................................................   55
         SECTION 9.02 Amendment Waivers ........................................................   55
         SECTION 9.03 Waiver ...................................................................   55
         SECTION 9.04 Expenses .................................................................   55
         SECTION 9.05 Notices ..................................................................   56
         SECTION 9.06 Severability .............................................................   57
         SECTION 9.07 Assignment; Binding Effect; Benefit ......................................   57
         SECTION 9.08 Incorporation of Exhibits ................................................   57
         SECTION 9.09 Governing Law ............................................................   57
         SECTION 9.10 Waiver of Jury Trial .....................................................   57
         SECTION 9.11 Headings; Interpretation .................................................   58
         SECTION 9.12 Counterparts .............................................................   58
         SECTION 9.13 Entire Agreement .........................................................   58




                                    EXHIBITS

Exhibit 1               Israeli Separation Agreement
Exhibit 2               U.S. Separation Agreement
Exhibit 3               DCME License Agreement
Exhibit 4               VoIP Grant-Back License Agreement
Exhibit 5               DCME Master Agreement
Exhibit 6               VoIP Agreement
Exhibit 7A              Support Agreement - Israel
Exhibit 7B              Support Agreement - U.S.
Exhibit 8               Trademark License Agreement
Exhibit 9               Line of Credit Agreement
Exhibit 10              Transferring Employees
Exhibit 11              Series C Financing Documents
Exhibit 11A             Escrow Agreement
Exhibit 12              Opinion of Cooley Godward LLP
Exhibit 13              Recapitalization Table
Exhibit 14              Opinion of Goldfarb, Levy, Eran & Co.
Exhibit 15              Opinion of Brobeck, Phleger & Harrison LLP
Exhibit 16              Form of Resolutions Electing Directors
Exhibit 17              Closing Options

                            SHARE EXCHANGE AGREEMENT

                  This SHARE  EXCHANGE  AGREEMENT,  dated  October  30, 2002 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), is made by and among ECI Telecom Ltd., an Israeli corporation ("ECI"), ECI Telecom - NGTS Inc. ("NGTS U.S." and together with ECI, the "Sellers"), a Delaware corporation and an indirect wholly-owned subsidiary of ECI, and NexVerse Networks, Inc., a Delaware corporation ("NexVerse").


                                    RECITALS

                  WHEREAS, the Sellers wish to sell, and NexVerse wishes to purchase, certain operations of the business of ECI, ECI Telecom - NGTS Ltd., an Israeli corporation and wholly owned subsidiary of ECI ("NGTS Israel"), and NGTS U.S. related to the development, manufacture, marketing, sale, distribution and service of products and solutions for gateways for point-to-point, point-to-multipoint and/or switching and non-switching applications for connecting end-to-end telephony or telephony over packet networks, which gateways include classification and/or compression of telephony signals, such as voice, modem, fax and/or other signals, such as video conference, and conversion of the classified and/or compressed signals into packets in formats suitable for media, such as Ethernet, IP, ATM or MPLS Voice over Internet Protocol (the "VoIP Business"), including customer contracts, intellectual property rights, VoIP gateway inventory, prepaid maintenance funds and specified equipment, and the business of developing, marketing, selling, distributing and supporting ECI's DCME product line, excluding DCME inventory, manufacturing assets and assets associated with Celtro, Inc. ("Celtro") and the prepaid calling card business of the Sellers (together with the VoIP Business, the "Business").

                  WHEREAS, in order to effectuate the foregoing, immediately prior to the Closing, as defined in Section 2.03:

                  (1) ECI and NGTS Israel will transfer to a newly created, wholly-owned subsidiary of ECI, Tonance Ltd. ("Chorale Networks Israel"), the assets (the "Israeli Assets") described in the Separation and Asset Purchase Agreement, dated as of the Closing Date, as defined in Section 2.03 below, by and among ECI, NGTS Israel and Chorale Networks Israel, substantially in the form attached hereto as Exhibit 1 (the "Israeli Separation Agreement");

                  (2) NGTS U.S. will transfer to a newly created, wholly-owned subsidiary, Chorale Networks International, Inc. ("Chorale Networks U.S." and together with Chorale Networks Israel, the
                           "Companies"), the assets (the "U.S. Assets" and together with the Israeli Assets, the "Assets") described in the Separation and Asset Purchase Agreement, dated as of the Closing Date, by and between NGTS U.S. and Chorale Networks U.S., substantially in the form attached hereto as Exhibit 2 (the "U.S. Separation Agreement" and together with the Israeli Separation Agreement, the "Separation Agreements");

                  (3) ECI and NGTS Israel will enter into a license agreement with Chorale Networks Israel substantially in the form attached hereto as Exhibit 3 (the "Intellectual Property License Agreement"), pursuant to which ECI will grant (i) a perpetual royalty-free license to Chorale Networks Israel to use the intellectual property described therein (the "DCME IP") to the extent necessary to develop, market, sell and support the DCME product line and (ii) a perpetual, royalty-free, exclusive license to use the DCME IP in connection with the development, manufacture, marketing and support of the VoIP product line by Chorale Networks Israel, in each case as more fully described, and pursuant to the terms set forth therein; and



                  (4) Chorale Networks Israel will enter into a license agreement with ECI substantially in the form attached hereto as Exhibit 4 (the "VoIP Grant-Back License Agreement"), pursuant to which Chorale Networks Israel will grant ECI a perpetual, non-transferable license to use the intellectual property described therein (the "VoIP IP") pursuant to the terms therein.

                  WHEREAS, at the Closing, ECI will transfer all of the issued and outstanding ordinary shares of Chorale Networks Israel to NexVerse and NGTS U.S. will transfer all of the issued and outstanding shares of common stock of Chorale Networks U.S. to NexVerse, in each case in exchange for shares of NexVerse Common Stock and Series B-1 Preferred Stock, as such terms are defined in Section 2.01, all upon the terms and conditions of this Agreement (the "Exchange Transaction").

                  WHEREAS, simultaneously with the Closing, the parties will enter into various agreements with respect to the Business, including:

                  (1) ECI, Chorale Networks Israel, Chorale Networks U.S. and NexVerse will enter into an exclusive master manufacturing and distribution agreement relating to ECI's DCME product line, substantially in the form attached hereto as Exhibit 5 (the "DCME Master Agreement"), pursuant to which ECI will manufacture the DCME products ordered by Chorale Networks Israel and Chorale Networks U.S. and provide service and maintenance on such products, all for the period and subject to the terms and conditions contained in the DCME Master Agreement;

                  (2) ECI, Chorale Networks Israel, Chorale Networks U.S. and NexVerse will enter into a non-exclusive manufacturing and supply agreement relating to ECI's provision of VoIP gateway products, substantially in the form attached hereto as Exhibit 6 (the "VoIP Agreement");

                  (3) ECI and Chorale Networks Israel will enter into a transitional support and services agreement, substantially in the form attached hereto as Exhibit 7A, and ECI Telecom, Inc., a Delaware corporation and indirect wholly-owned subsidiary of ECI, ("ECI Inc."), and Chorale Networks U.S. will enter into a transitional support and services agreement, substantially in the form attached hereto as Exhibit 7B (together, the "Support Agreements"), relating to, among other things, the sublease of office space and the provision of services to support those employees of Sellers whose employment relates to the Business and who will be transferred to Chorale Networks
                           Israel, Chorale Networks U.S. or NexVerse (the "Transferring Employees");

                  (4) ECI and NexVerse will enter into a license agreement, substantially in the form attached hereto as Exhibit 8 (the "Trademark License Agreement"), pursuant to which NexVerse will be permitted to use the ECI trademarks, service marks and trade names listed in the Trademark License Agreement to market itself as "an ECI Telecom Company" for a period and within the parameters set forth in the Trademark License Agreement; and

                  (5) ECI, certain stockholders of NexVerse and certain other Persons will purchase from NexVerse, and NexVerse will issue and sell, an aggregate of at least $20,000,000 of shares of its Series C Preferred Stock, par value $0.001 per share (the "Series C Preferred Stock" and such issuance and sale, the "Series C Financing"). The Exchange Transaction and the other transactions described in these recitals are referred to in this Agreement collectively as the "Transactions."

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01 Certain Defined Terms

                  Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

                  "affiliate" shall mean, with respect to any person, any other person that controls, is controlled by or is under common control with the first person.

                  "Blue Sky Laws" shall mean state securities or "blue sky" laws.

                  "Broker Fees" shall mean any brokerage, finder's or other similar fee or commission in connection with the Exchange Transaction.

                  "business day" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law or executive order to close in New York.

                  "Company Intellectual Property" shall mean rights in all of the following, in the United States and throughout the world, that are owned or licensed by either of the Sellers or NGTS Israel and that are material to the
Business: any patents (including, without limitation, all related patent applications, invention and patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof), design rights, trademarks, trade names and service marks, trade dress, logos, and any other source-identifying designations or devices, including any combinations and variations thereof, whether registered or unregistered, and all associated goodwill, Internet domain names, mask work rights and copyrights, whether registered or unregistered, and any renewal rights therefor, sui generis database rights, and rights in any trade secrets, know how, information technologies, inventions, statistical models, supplier lists, works-in-progress, concepts, methods, processes, reports, data, computer software programs or applications in both source and object code form, and related technical documentation ("Technical Documentation"), registrations and applications with respect to any of the foregoing and all other intangible proprietary rights.

                  "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended.

                  "Companies Material Adverse Effect" shall mean any change in or effect on the Business that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the Assets or the results of operations of the Business, except that any change in or effect on the Assets or results of operations of the Business resulting from any of the following shall not constitute a Companies Material Adverse Effect: (1) events, changes or developments in worldwide, national or local political, economic or regulatory conditions or (2) any changes in law or accounting principles (and any resulting changes) that adversely affect businesses generally or the Companies' industry generally and that do not specifically relate to or have a materially disproportionate effect on the Assets or results of operations of the Business.

                  "Competing Transaction" shall mean, (x) with respect to the Sellers, any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the Assets in a single transaction or series of transactions (other than pursuant to the Separation Agreements or the Exchange Transaction and except for sales of inventory in the ordinary course of business consistent with past practice) or any public announcement of a proposal, plan or intention to do the foregoing or any agreement to engage in the foregoing, and (y) with respect to NexVerse, any of the following (other than the Exchange Transaction):

                           (i)  any  merger,   consolidation,   share  exchange,
                  business combination or other similar transaction;

                           (ii) any sale,  lease,  exchange,  mortgage,  pledge,
                  transfer or other disposition of 10% or more of its assets in a single transaction or series of transactions;

                           (iii) any person having acquired beneficial ownership
                  or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed that beneficially owns or has the right to acquire beneficial ownership of, 20% or more of its outstanding voting securities; or

                           (iv) any public  announcement of a proposal,  plan or
                  intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  "$" shall mean United States Dollars.

                  "Environmental Law" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date hereof.

                  "Environmental  Permit"  shall  mean  any  permit,   approval,
identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.
                  "Expenses" shall mean, with respect to any party hereto, all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Transactions and all other matters related to the transactions contemplated hereby and the closing of the Exchange Transaction; provided, that any Broker Fees shall not constitute Expenses.

                  "GAAP" shall mean United States generally accepted accounting principles.

                  "Governmental Entity" shall mean any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

                  "Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

                  "Hazardous Material" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

                  "IRS" shall mean the United States Internal Revenue Service.

                  "Law" shall mean any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law.

                  "Lien" shall mean any lien, pledge, mortgage, deed of trust, security interest, claim, lease, license, charge, option, right of first refusal, easement, servitude, transfer restriction, encumbrance or any other restriction or limitation whatsoever.

                  "Memorandum of Understanding" shall mean the Summary of Terms entered into by and between ECI and NexVerse as of August 22, 2002.

                  "NexVerse Disclosure Schedule" shall mean the disclosure schedules delivered by NexVerse to the Sellers prior to the execution of this Agreement and forming a part hereof.

                  "NexVerse Intellectual Property" shall mean rights in all of the following, in the United States and throughout the world, that are material to the currently planned or proposed business of NexVerse: any patents (including, without limitation, all related patent applications, invention and patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof), design rights, trademarks, trade names and service marks, trade dress, logos, and any other source-identifying designations or devices, including any combinations and variations thereof, whether registered or unregistered, all associated goodwill, Internet domain names, mask work rights and copyrights, whether registered or unregistered, and any renewal rights therefor, sui generis database rights, and rights in any trade secrets, know how, information technologies, inventions, statistical models, supplier lists, works-in-progress, concepts, methods, processes, reports, data, computer software programs or applications in both source and object code form, Technical Documentation, registrations and applications with respect to any of the foregoing and all other intangible proprietary rights.

                  "NexVerse Material Adverse Effect" shall mean any change in or effect on the business of NexVerse that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of NexVerse, except that any change in or effect on the foregoing resulting from any of the following shall not constitute a NexVerse Material Adverse Effect:
(1) events, changes or developments in worldwide, national or local political, economic or regulatory conditions or (2) any changes in law or accounting principles (and any resulting changes) that adversely affect businesses generally or NexVerse's industry generally and that do not specifically relate to or have a materially disproportionate effect on the business, assets, liabilities, financial condition or results of operations of NexVerse.

                  "NexVerse Stock Plan" means the 2001 Equity Incentive Plan of NexVerse.

                  "Person" shall mean an individual, corporation, partnership, limited partnership, limited liability company, limited liability partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Sellers' Disclosure Schedule" shall mean the disclosure schedules delivered by the Sellers to NexVerse prior to the execution of this Agreement and forming a part hereof.

                  "subsidiary" shall mean, with respect to any person, any corporation, partnership, limited partnership, limited liability company, limited liability partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary of such person) owns, directly or indirectly, a majority of the stock or other equity interests.

                  "Tax" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges and assessments of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, net proceeds, real and personal property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any person.

                  "Tax Return" shall mean any return, report, statement or form (including, without limitation, any estimated tax reports or returns, withholding tax reports or returns and information reports or returns and any related or supporting information) filed or required to be filed with any Governmental Entity in connection with the determination, assessment or collection of any Taxes or the administration of any Law relating to Taxes.

                                   ARTICLE II

                                 SHARE EXCHANGE

         SECTION 2.01 Exchange of Chorale Networks Israel Shares

         (a) Exchange of Shares. At the Closing, upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements contained herein, ECI shall transfer and convey to NexVerse, and NexVerse shall acquire from ECI, all of the issued and outstanding ordinary shares of Chorale Networks Israel, nominal value NIS 0.01 per share (the "Chorale Networks Israel Shares"), in exchange for an aggregate number of shares of Series B-1 Preferred Stock, par value $0.001 per share, of NexVerse (the "Series B-1 Preferred Stock") and shares of common stock, par value $0.001 per share, of NexVerse (the "NexVerse Common Stock") as provided by ECI to NexVerse in writing prior to the Closing; provided that such number of shares Series B-1 Preferred Stock shall not exceed 9,000,000 and such number of shares of NexVerse Common Stock shall not exceed 68,347,221 (collectively, the "NexVerse Shares - Israel").

         (b) Issuance of NexVerse Israel Shares. At the Closing, upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements contained herein, NexVerse shall issue to ECI the NexVerse Shares - Israel.

         (c) Delivery of Chorale Networks Israel Shares. At the Closing, upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements contained herein, ECI shall deliver to NexVerse a certificate representing the Chorale Networks Israel Shares, constituting all of the issued and outstanding share capital of Chorale Networks Israel, duly endorsed in blank or accompanied by a share transfer deed duly executed in blank, in proper form for transfer.

         SECTION 2.02 Exchange of Chorale Networks U.S. Shares

         (a) Exchange of Shares. At the Closing, upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements contained herein, NGTS U.S. shall transfer and convey to NexVerse, and NexVerse shall acquire from NGTS U.S., all of the issued and outstanding common stock of Chorale Networks U.S., par value $0.01 per share (the "Chorale Networks U.S. Shares"), in exchange for an aggregate number of shares of Series B-1 Preferred Stock and shares of NexVerse Common Stock equal to 9,000,000 less the number of shares issued to ECI pursuant to 2.01(a) above, in the case of Series B-1 Preferred Stock, and 68,347,221 less the number of shares issued to ECI pursuant to 2.01(a) above, in the case of NexVerse Common Stock (collectively, the "NexVerse Shares - U.S.").

         (b) Issuance of NexVerse U.S. Shares. At the Closing, upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements contained herein, NexVerse shall issue to NGTS U.S. the NexVerse Shares - U.S.

         (c) Delivery of Chorale Networks U.S. Shares. At the Closing, upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements contained herein, NGTS U.S. shall deliver to NexVerse a certificate representing the Chorale Networks U.S. Shares, constituting all of the issued and outstanding capital stock of Chorale Networks U.S., duly endorsed in blank or accompanied by a stock power duly executed in blank, in proper form for transfer.

         SECTION 2.03 Closing

         (a) Closing. The closing of the exchange of the Chorale Networks Israel Shares for the NexVerse Shares - Israel and the exchange of the Chorale Networks U.S. Shares for the NexVerse Shares - U.S. contemplated hereby (the "Closing") shall take place at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, New York, New York, at 10:00 a.m. New York time, on the third business day after the conditions to Closing set forth in Article VI have been satisfied, or such other time and date as the parties hereto may mutually agree; provided, that all of the conditions to Closing set forth in Article VI have been satisfied or waived by the party or parties entitled to waive them. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

         (b) Deliveries at Closing. At the Closing, the following agreements will be delivered, and the following transactions will be consummated, by the parties:

         (A) Separation Agreements. The Israeli Separation Agreement attached hereto as Exhibit 1, including all agreements attached as exhibits thereto, will be delivered by ECI, NGTS Israel, Chorale Networks Israel and NexVerse and the U.S. Separation Agreement attached hereto as Exhibit 2 will be delivered by NGTS U.S., Chorale Networks U.S., ECI and NexVerse, and the transactions contemplated by such agreements shall be completed;

         (B) DCME Master Agreement. The DCME Master Agreement attached hereto as
Exhibit 5 will be delivered by ECI, Chorale Networks Israel, Chorale Networks U.S. and NexVerse;

         (C) Directions Regarding Release of Escrow. Simultaneously with the Closing, ECI, NexVerse and the Investor Representative will instruct the Escrow Agent to release the Escrow Property, including the Escrowed Funds and the signature pages to the Amended and Restated Investor Rights Agreement and the Amended and Restated Voting Agreement. Such agreements, the Amended and Restated Certificate of Incorporation of NexVerse and the Series C Stock Purchase Agreement are collectively referred to herein as the "Series C Financing Documents," all of which shall be in substantially the forms attached hereto as
Exhibit 11. All capitalized terms used in this subsection 2.03(b)(C) but not defined in this Agreement shall have the meanings given them in the Escrow Agreement attached hereto as Exhibit 11A (the "Escrow Agreement");

         (D) VoIP Agreement. The VoIP Agreement attached hereto as Exhibit 6 will be delivered by ECI, Chorale Networks Israel, Chorale Networks U.S. and NexVerse;

         (E)  Support  Agreements.  The  Support  Agreement  attached  hereto as
Exhibit 7A will be delivered by ECI, Chorale Networks Israel and NexVerse, and the Support Agreement attached hereto as Exhibit 7B will be delivered by ECI Inc., Chorale Networks U.S., ECI and NexVerse;

         (F) Trademark License Agreement. The Trademark License Agreement attached hereto as Exhibit 8 will be delivered by ECI and NexVerse;

         (G) Board of Directors. Resolutions attached hereto as Exhibit 16 electing Promod Haque, Pascal Levensohn, Morgan Jones, Amit Chawla, Tal Simchony, Giora Bitan, Barak Hachamov, one director designated by ECI prior to Closing (provided that such director is neither an officer nor director of ECI) and, if practicable, one independent director selected by the directors named herein to the board of directors of NexVerse will be delivered by the board of directors of NexVerse;

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE SELLERS

         The Sellers, jointly and severally, hereby represent and warrant to NexVerse, subject to the exceptions specifically disclosed in writing in the Sellers' Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article III (it being understood that all matters set forth in the Sellers' Disclosure Schedule shall be deemed to be disclosed not only in connection with the representation and warranty specifically referenced on a given Schedule, but for all purposes relating to the representations and warranties of the Sellers set forth in this Article III so long as the relevance of such disclosure to any other representation or warranty is reasonably apparent to NexVerse from the terms of such disclosure), that:

         SECTION 3.01 Organization and Qualification; Subsidiaries

         (a) Each of Chorale Networks Israel and Chorale Networks U.S. has been duly organized and is validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority to own, lease and operate the properties it will hold as of the Closing and to carry on the portion of the Business that will be carried on by it as it is presently conducted and as it is proposed to be conducted. As of the Closing, each of Chorale Networks Israel and Chorale Networks U.S. will be duly qualified or licensed to do business, and, to the extent applicable, will be in good standing, in each jurisdiction where the character of the properties to be owned, leased or operated by it as of the Closing or the nature of its business as of the Closing makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Companies Material Adverse Effect.

         (b) As of the Closing, neither Chorale Networks Israel nor Chorale Networks U.S. will own an equity interest in any corporation, partnership or joint venture arrangement or other business entity.

         SECTION 3.02 Certificate of Incorporation and Bylaws; Minutes

         (a) Section 3.02(a) of the Sellers' Disclosure Schedule contains true, complete and correct copies of the forms of Chorale Networks Israel's articles and memorandum of association and Chorale Networks U.S.'s certificate of incorporation and bylaws that will be filed prior to the Closing. As of the Closing, such memorandum and articles of association and certificate of incorporation and bylaws will be in full force and effect. Neither Chorale Networks Israel nor Chorale Networks U.S. is, nor as of the Closing will be, in violation of any of the provisions of its articles or memorandum of association or certificate of incorporation or bylaws, as applicable.

         (b) True, complete and correct copies of all minutes of meetings of directors and shareholders and/or actions by written consent executed prior to the date hereof by the board of directors and shareholders of Chorale Networks Israel and Chorale Networks U.S. prior to Closing have been previously provided to NexVerse.

         SECTION 3.03 Capitalization

         (a) As of the Closing, the authorized share capital of Chorale Networks Israel will consist of 39,100 Chorale Networks Israel Shares. As of the Closing, 100 Chorale Networks Israel Shares will be issued and outstanding, all of which will have been duly authorized, validly issued to ECI, fully paid and nonassessable. As of the Closing, there will be no options, warrants or other rights, agreements, arrangements or commitments of any character to which Chorale Networks Israel is a party or by which Chorale Networks Israel is bound relating to issued or unissued Chorale Networks Israel Shares, or any other share capital or other equity interests of Chorale Networks Israel, or obligating Chorale Networks Israel to issue or sell any Chorale Networks Israel Shares, or any other share capital of Chorale Networks Israel. As of the Closing, there will be no outstanding contractual obligations of Chorale Networks Israel to repurchase, redeem or otherwise acquire any Chorale Networks Israel Shares, or any other share capital of Chorale Networks Israel, or outstanding contractual obligations of Chorale Networks Israel to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

         (b) As of the Closing, the authorized capital stock of Chorale Networks U.S. will consist of 1000 Chorale Networks U.S. Shares. As of the Closing, 1000 Chorale Networks U.S. Shares will be issued and outstanding, all of which will have been duly authorized, validly issued to NGTS U.S., fully paid and nonassessable. As of the Closing, there will be no options, warrants or other rights, agreements, arrangements or commitments of any character to which Chorale Networks U.S. is a party or by which Chorale Networks U.S. is bound relating to the issued or unissued capital stock of Chorale Networks U.S. or obligating Chorale Networks U.S. to issue or sell any shares of capital stock of, or other equity interests in Chorale Networks U.S. As of the Closing, there will be no outstanding contractual obligations of Chorale Networks U.S. to repurchase, redeem or otherwise acquire any Chorale Networks U.S. Shares, or any other capital stock of Chorale Networks U.S., and no outstanding contractual obligations of Chorale Networks U.S. to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

         SECTION 3.04 Authority Relative to This Agreement; Title to Shares

         (a) Each of the Sellers has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of the Sellers and the consummation by the Sellers of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Sellers are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Sellers and, assuming the due authorization, execution and delivery by NexVerse, constitutes a legal, valid and binding obligation of each of the Sellers, enforceable against each of them in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

         (b) As of the Closing, ECI will own beneficially and of record, free and clear of any Lien, and has full power and authority to convey free and clear of any Lien, the Chorale Networks Israel Shares and, upon receipt of the NexVerse Shares - Israel at the Closing as herein provided, ECI will convey to NexVerse good and valid title thereto, free and clear of any Lien.

         (c) As of the Closing, NGTS U.S. will own beneficially and of record, free and clear of any Lien, and has full power and authority to convey free and clear of any Lien, the Chorale Networks U.S. Shares and, upon receipt of the NexVerse Shares - U.S. at the Closing as herein provided, NGTS U.S. will convey to NexVerse good and valid title thereto, free and clear of any Lien.

         SECTION 3.05 No Conflicts; Consents

         Except as could not reasonably be expected to have an adverse effect on the Transactions, the Business or the Assets, the execution and delivery of this Agreement by each of the Sellers do not, and the performance by each of the Sellers of their respective obligations hereunder and the consummation of the Exchange Transaction will not, (i) conflict with or violate any provision of the memorandum or articles of association of ECI or the certificate of incorporation or bylaws of NGTS U.S., as applicable, (ii) conflict with or violate any Law applicable to either Seller or either Company or by which any material property or asset of ECI or NGTS U.S. is bound or affected, (iii) require either Seller to obtain any consents, approvals, authorizations or actions of, or make any filings with or give any notices to, any Governmental Entity or any other Person, except as set forth in Section 3.05 of the Sellers' Disclosure Schedule (the "Seller Consents") or (iv) if the Seller Consents are obtained, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any of the Assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which either Seller or either Company is a party or by which any of them are bound.

         SECTION 3.06 Permits; Compliance with Laws

         Each of the Sellers  and NGTS Israel is, and as of the Closing  each of the Companies will be, in possession of all material franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for the operation of the Business in substantially the same manner as it is now being conducted (collectively, the "Business Permits"), and, as of the date of this Agreement, none of the Business Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the knowledge of either Seller, threatened. Neither Seller nor NGTS Israel is, nor at the Closing will either Company be, in conflict with, or in default or violation of, (i) any material Law applicable to the Business or by which any of the Assets is bound or affected or (ii) any Business Permits. There are no actions, proceedings, investigations or surveys pending or, to the knowledge of either Seller, threatened against either Seller, NGTS Israel or either Company that could reasonably be expected to result in the suspension or cancellation of any Business Permit. Neither Seller, NGTS Israel nor either Company, has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws applicable to the Business or the Assets. The consummation of the Transactions will not result in the suspension or cancellation of any Business Permit.

         SECTION 3.07 Financial Statements; Undisclosed Liabilities

         (a) Note 17 (Supplementary Financial Statement Information) to ECI's Consolidated Financial Statements as at December 31, 2001, contained in ECI's Annual Report on Form 20-F, filed with the SEC on June 28, 2002, includes segment information relating to the operations of NGTS Israel and NGTS U.S. (collectively, "NGTS") for the year ended December 31, 2001, including information related to the profit and loss of NGTS for such period and the assets identified to NGTS (the "NGTS Segment Information") in accordance with SFAS 131, "Disclosure about Segments of an Enterprise and Related Information." The NGTS Segment Information: (i) presents fairly the profit and loss of NGTS for such period; and (ii) is correct and complete in all material respects, and can be reconciled with the books of account and records of NGTS and ECI. ECI maintains with respect to NGTS an adequate system of internal controls established and administered in accordance with GAAP.

         (b) Except as set forth on Section 3.07 of the Sellers' Disclosure Schedule, as of the Closing, the Companies will not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) related to the Business except for liabilities associated with the performance of contracts to which either Company is then a party.

         SECTION 3.08 Absence of Certain Changes or Events

         Since December 31, 2001, the Sellers and NGTS Israel have conducted the Business only in the ordinary course consistent with past practice and, since such date, there has not been with respect to the Business, other than as set forth in ECI's annual report on Form 20-F, filed with the SEC on June 28, 2002, or in press releases filed with the SEC from time to time on Form 6-K:

         (i) any Companies Material Adverse Effect;

         (ii) any event that could reasonably be expected to prevent or materially delay the performance of either Seller's obligations pursuant to this Agreement;

         (iii) any material increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, or other employee benefit plan, or any other material increase in the compensation payable or to become payable to any of the Transferring Employees;

         (iv) any (a) purchase, sale, assignment, license, lease or transfer of any material assets used in the Business, other than in the ordinary course of business consistent with past practice, (b) mortgage, pledge or existence of any Lien, on any material assets or properties, tangible or intangible, used in the Business or (c) waiver of any rights of material value that relate to the business or cancellation of any material debts or claims that relate to the Business;

         (v) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the Business or Assets;

         (vi) any entering into any transaction of a material nature in connection with the Business other than in the ordinary course of business, consistent with past practice; or

         (vii) any negotiation or agreement by the Sellers to do any of the things described in the preceding clauses (i) through (vi).

         SECTION 3.09 Employee Benefit Plans; Labor Matters

         (a) Section 3.09(a) of the Sellers' Disclosure Schedule lists each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any "employee benefit plan", as defined in Section 3(3) of ERISA, and any plan, program, arrangement or contract providing for severance; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits), whether written or not, maintained, sponsored or contributed to, or required to be contributed to, by either Seller or an affiliate of either Seller, in all cases only to the extent that any Transferring Employee is or may be entitled to any benefit under any such plan (each, a "Company Benefit Plan"). With respect to each Company Benefit Plan, Seller has delivered or made available to NexVerse a true, complete and correct copy of (i) such Company Benefit Plan (or, if not written, a written summary of its material terms) and the most recent summary plan description, if any, related to such Company Benefit Plan, (ii) each trust agreement or other funding arrangement relating to such Company Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS with respect to such Company Benefit Plan (and, if the most recent annual report is a Form 5500R, the most recent Form 5500C filed with respect to such Company Benefit Plan), (iv) the most recent actuarial report or financial statement relating to such Company Benefit Plan and (v) the most recent determination letter, if any, issued by the IRS with respect to such Company Benefit Plan and any pending request for such a determination letter. Neither Seller, nor to the knowledge of either Seller, any other person or entity, has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Company Benefit Plan in such a way as would have any adverse effect on any Transferring Employee, other than with respect to a modification, change or termination required by ERISA or the Code.

         (b) As of the Closing, no Transferring Employee shall be able to receive benefits under any Company Benefit Plan and neither Company shall have any liability under any Company Benefit Plan.

         (c) Each  Company  Benefit  Plan which is  intended  to  qualify  under
Section 401(a), Section 401(k), Section 401(m) or Section 4975(e)(6) of the Code has received a favorable determination letter from the IRS as to its qualified status, and to the knowledge of the Sellers, no fact or event has occurred that could adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust. Any Company Benefit Plan that is a Section 401(k) plan has been run in material compliance with all applicable laws and any accounts of a Transferring Employee under such 401(k) plan will be eligible rollover distributions.

         (d) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA and neither Seller nor any other trade or business (whether or not incorporated) that is under "common control" with either Seller (within the meaning of ERISA
Section 4001) or with respect to which either Seller could otherwise incur liability under Title IV of ERISA (a "Seller ERISA Affiliate") has sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA, except as could not reasonably be expected to have an adverse effect on the Business or Assets. No material liability under Title IV of ERISA has been incurred by either Seller or any Seller ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to either Seller or any Seller ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder, except as could not reasonably be expected to have an adverse effect on the Business or Assets. None of the assets of either Seller or any Seller ERISA Affiliate is or may reasonably be expected to become, the subject of any lien arising under ERISA or
Section 412(n) of the Code, except as could not reasonably be expected to have an adverse effect on the Business or Assets or any Transferring Employee.

         (e) Set forth in Section 3.09(e) of the Sellers' Disclosure Schedule are (i) all employment and consulting agreements to which any Transferring Employee and either Company will be a party as of the Closing, (ii) all severance plans, agreements, programs and policies of the Sellers with or relating to any Transferring Employees and (iii) all plans, programs, agreements and other arrangements of either Seller with or relating to any Transferring Employees which contain "change of control" provisions. No payment or benefit which may be required to be made by either Seller or which otherwise may be required to be made under the terms of any Company Benefit Plan or other arrangement will constitute a parachute payment under Section 280(G)(1) of the Code, and the consummation of the transactions contemplated by this Agreement will not, alone or in conjunction with any other possible event (including termination of employment), (i) entitle any Transferring Employee or other service provider of either Company as of the Closing to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such Transferring Employee or service provider.

         (f) Except as set forth in Section 3.09(f) of the Sellers' Disclosure Schedule, as of the Closing neither Company will be a party to or have any obligations under or with respect to, any collective bargaining or other labor union contract applicable to persons employed by it and no collective bargaining agreement is being negotiated by either Seller or any Person that may obligate either Company thereunder. As of the date of this Agreement, there is no labor dispute, strike, union organizing activity or work stoppage against either Seller, NGTS Israel or Company which has an adverse impact on the operation of the Business pending or, to the knowledge of either Seller, threatened which may interfere with the Business. As of the date of this Agreement, to the knowledge of either Seller, neither Seller, NGTS Israel and neither Company, nor any of their respective representatives or employees, has committed any unfair labor practice in connection with the operation of the Business, and there is no charge or complaint filed against either Seller or NGTS Israel by or with the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing that relates to the Business or the Assets.

         (g) Except as set forth in Section 3.09(g) of the Sellers' Disclosure Schedule, no Company Benefit Plan provides any retiree or post-employment benefits to any Transferring Employee. To the knowledge of the Sellers, insofar as it relates to the Business, the Sellers, NGTS Israel and the Companies are in compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and (ii) the applicable requirements of the

Health Insurance Portability and Accountability Act of 1996, as amended, except as could not reasonably be expected to have an adverse effect on the Business or the Assets.

         SECTION 3.10 Contracts

         Except for the contracts and agreements described in Section 3.10 of the Sellers' Disclosure Schedule (collectively, the "Company Material Contracts"), with respect to the Business neither of the Sellers nor NGTS Israel is, and as of the Closing, neither Company will be, a party to or bound by any contract or agreement described below:

                  (a) any sales, advertising or agency contract in excess of $25,000 over the life of the contract;

                  (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $25,000 over the life of the contract;

                  (c) any contract that expires or may be renewed at the option of any person other than either Company so as to expire more than one year after the date of this Agreement;

                  (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

                  (e) any contract for capital expenditures in excess of $10,000 in the aggregate;

                  (f) any contract limiting the freedom of either Company to engage in any line of business or to compete with any other corporation, partnership, limited liability company, trust, individual or other entity, or any confidentiality, secrecy or non-disclosure contract, except for the non-competition provisions contained in the VoIP License Agreement;

                  (g) any contract pursuant to which either Company is a lessee of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property, pursuant to which payments in excess of $25,000 remain outstanding;

                  (h) any contract with an affiliate, except for the contracts contemplated by this Agreement;

                  (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person;

                  (j) any Company License Agreement,  as such term is defined in
         Section 3.13(b), or any license or other agreement pursuant to which a third party uses any Company Intellectual Property;

                  (k) any distribution contract; or

                  (l) any employment contract,  arrangement or policy (including without limitation any collective bargaining contract or union agreement) with a Transferring Employee which may not be immediately terminated without penalty (or any augmentation or acceleration of benefits).

         Each of the Sellers, NGTS Israel and the Companies, as applicable, has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any Company Material Contract. Each of the Company Material Contracts is valid and binding and in full force and effect, and there exists no default or event of default or event, occurrence, condition or act, with respect to either Seller, NGTS Israel or to the knowledge of either Seller, with respect to any other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Company Material Contract. True, correct and complete copies of all Company Material Contracts have been delivered to NexVerse.

         SECTION 3.11 Litigation

         Except as set forth in Section 3.11 of the Sellers' Disclosure Schedule, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of either Seller, threatened against either Seller, NGTS Israel or Company with respect to the Business or the Assets or any of the Transferring Employees (in their capacities as employees of Sellers, NGTS Israel and/or the Companies). Neither Seller is aware of any facts or circumstances which could reasonably be expected to result in the denial of otherwise applicable insurance coverage under policies issued to either Seller in respect of any such suits, claims, actions, proceedings and investigations. There is no judgment, decree or order against either Seller, NGTS Israel or, to the knowledge of either Seller, any of the Transferring Employees (in their capacities as employees of Sellers, NGTS Israel and/or the Companies), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Companies Material Adverse Effect. Section 3.11 of the Sellers' Disclosure Schedule also lists all litigation that the Sellers have pending against other parties with respect to the Business or the Assets.

         SECTION 3.12 Environmental Matters

         Each Seller, NGTS Israel and Company is in compliance in all material respects with all Environmental Laws applicable to the Business or the Assets and all Business Permits required by such Environmental Laws ("Environmental Permits"). All past noncompliance, if any, of the Sellers with such Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability. Neither Seller or NGTS

Israel has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by either Seller, NGTS Israel or Company, in violation of any Environmental Law, except as could not reasonably be expected to have an adverse effect on the Business or Assets.

         SECTION 3.13 Intellectual Property

         (a) Section 3.13(a) of the Sellers' Disclosure Schedule contains a true and complete list of the Sellers' and NGTS Israel's and, as of the Closing, the Companies' patents, patent applications, registered and unregistered trademarks, trademark applications, trade names, registered and unregistered service marks, service mark applications, service marks, Internet domain names, Internet domain name applications, and copyright registrations and applications included in the Company Intellectual Property and all other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by the Sellers and NGTS Israel to protect their interests in the Company Intellectual Property, and includes details of all due dates for further filings, maintenance, payments or other actions falling due in respect of the Company Intellectual Property within twelve (12) months of the Closing Date. All of the Sellers' and NGTS Israel's and, as of the Closing, the Companies' patents, patent applications, registered trademarks, trademark applications and registered copyrights set forth in
Section 3.13(a) of the Sellers' Disclosure Schedule remain in good standing with respect to all fees and filings due as of the date hereof.

         (b) The Company Intellectual Property contains only those items and rights which are: (i) owned by the Sellers and NGTS Israel and, as of the Closing, the Companies; (ii) in the public domain; or (iii) rightfully used by the Sellers and NGTS Israel and, as of the Closing, the Companies, pursuant to a valid and enforceable license or other agreement (the "Company Licensed Intellectual Property"), the title, parties, date, term and subject matter of each such license or other agreement (each, a "Company License Agreement") being set forth on Section 3.13(b) of the Sellers' Disclosure Schedule. The Sellers or NGTS Israel have and, as of the Closing, the Companies will have, all rights in the Company Intellectual Property, which includes all rights necessary to carry out the Business and the Sellers' and NGTS Israel's and, as of the Closing, the Companies', future activities relating to the Business, to the extent such future activities are proposed to be conducted, including without limitation, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent lease, import and export and, other than with respect to the Company Licensed Intellectual Property, assign, sell and offer for sale, the Company Intellectual Property.

         (c) The reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company Intellectual Property as now used or offered or proposed for use, licensing or sale by Sellers or NGTS Israel and, as of the Closing, the Companies, does not, to the knowledge of the Sellers, infringe on any proprietary or personal right of any person, including any rights in any patent, industrial design, trademark, trade name, service mark, trade dress, Internet domain name, copyright, database, or trade secret of any person, anywhere in the world. The Sellers have not received notice of any pending or threatened claims (including offers to grant licenses) (i) challenging the validity, effectiveness or, other than with respect to the Company Licensed Intellectual Property, ownership by the Sellers or NGTS Israel of any Company
Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology or process as now used or offered or proposed for use, licensing, sublicensing or sale in connection with the operation of the Business infringes or will infringe on or misappropriate any intellectual property or other proprietary or personal right of any person. To the knowledge of the Sellers, (a) no such claims have been threatened by any person, and (b) there are no valid grounds for any bona fide claim of any such kind. To the Seller's knowledge, all of the rights within the Company Intellectual Property are enforceable and subsisting. To the knowledge of the Sellers, there is no unauthorized use, infringement or misappropriation of any Company Intellectual Property by any third party, employee or former employee.

         (d) Except as disclosed in Section 3.13(d) of the Company Disclosure Schedule, all personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Company Intellectual Property on behalf of the Sellers, NGTS Israel or an affiliate of Sellers, have executed nondisclosure agreements and either (i) have been a party to an enforceable agreement with the Sellers, NGTS Israel or an affiliate of Sellers in accordance with applicable national and state law that accords the Sellers, NGTS Israel and, as of the Closing, the Companies, full, effective, exclusive and original ownership of all tangible and intangible property as "works-for-hire," arising from the efforts of such personnel, or (ii) have executed appropriate instruments of assignment in favor of the Sellers, NGTS Israel or an affiliate of Sellers that have conveyed to the Sellers, NGTS Israel or an affiliate of Sellers and, as of the Closing, will have conveyed to the Companies, full, effective and exclusive ownership of all tangible and intangible property arising from the efforts of such personnel, or
(iii) otherwise have by operation of law vested in the Sellers, NGTS Israel or an affiliate of Sellers or, as of the Closing, the Companies, all right, title and interest in all such Company Intellectual Property by virtue of their employment relationship with the Sellers, NGTS Israel or an affiliate of Sellers.

         (e) Neither of the Sellers or NGTS Israel is, nor as a result of the execution or delivery of this Agreement, or the performance by the Sellers of their obligations hereunder, will the Sellers, NGTS Israel or the Companies be, in violation of any license, sublicense, agreement or instrument to which the Sellers or NGTS Israel are, or as of the Closing, the Companies will be, a party or otherwise bound, nor will execution or delivery of this Agreement, or performance by the Sellers of their obligations hereunder, cause the diminution, termination or forfeiture of any the Company Intellectual Property.

         (f) Section 3.13(f) of the Sellers' Disclosure Schedule contains a true and complete list of all the Sellers' and NGTS Israel's computer software programs included within the Company Intellectual Property, whether in source code, object code or human readable form, other than any fully-paid off-the-shelf software programs (the "Company Software Programs"). The Sellers and NGTS Israel have, and as of the Closing, the Companies will have, full and unrestricted rights to use the Company Software Programs that they license, pursuant to license agreements listed in Section 3.13(b) of the Sellers' Disclosure Schedule.

         (g) To the knowledge of the Sellers, the source code and system documentation relating to the Company Software Programs have been maintained in strict confidence and (i) have been disclosed by each of the Sellers, NGTS Israel or affiliates of Sellers only to those of its employees who have a "need to know" the contents thereof in connection with the performance of their duties and who have executed nondisclosure agreements with the Sellers, NGTS Israel or an affiliate of Sellers, as appropriate, and (ii) have been disclosed to only those third parties who have executed nondisclosure agreements with the Sellers, NGTS Israel or an affiliate of Sellers.

         (h) Except as set forth in Section 3.13(h) of the Sellers' Disclosure Schedule, the Company Software Programs and the Company Intellectual Property are free and clear of any and all Liens.

         (i) Except as set forth in Section 3.13(i) of the Sellers' Disclosure Schedule, the Sellers and NGTS Israel do not, and as of the Closing, the Companies will not, owe nor will they owe any royalties or other payments to third parties in respect of the Company Intellectual Property. All such royalties or other payments that have accrued prior to the Closing have been paid.

         (j) It is the Sellers' and NGTS Israel's practice to scan, with commercially available virus scan software, the Company Intellectual Property listed in Section 3.13(f) of the Sellers' Disclosure Schedule that are capable of being scanned for "viruses", and, to the knowledge of the Sellers, the Company Software Programs and other Company Intellectual Property contain no "viruses." For the purposes of this Agreement, "virus" means any computer code designed to disrupt, disable or harm in any manner the operation of any software or hardware including, without limitation, worms, bombs, backdoors, clocks, timers, or other disabling device code, designs or routines which causes the software to be erased, inoperable, or otherwise incapable of being used, either automatically or upon command by any party.

         SECTION 3.14 Taxes

         (a) The Companies, as of the Closing, will have properly completed and timely filed all Tax Returns required to be filed by them and will have paid all Taxes shown thereon to be due to the extent such Taxes are due and payable as of the Closing Date. As of the Closing, neither Company will be delinquent in the payment of any Taxes. As of the Closing, neither Company will have any material liability for unpaid Taxes.

         (b) As of the Closing, there will be (i) no material claim for Taxes that is, or could give rise to, a Lien against any Asset or is being asserted against either Company other than Liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of either Company being conducted by a tax authority;
(iii) no extension of the statute of limitations for the assessment of any Taxes that has been granted to either Company, and (iv) no agreement, contract or arrangement to which either Company is a party that is reasonably expected to result in the payment of any amount that would not be deductible by reason of
Section 280G or Section 404 of the Code.

         (c) As of the Closing, neither Company will have any net operating losses.

         (d) As of the Closing, neither Company will be required to include any material amounts in Taxable income for any Tax period (or portion thereof) ending after the Closing Date pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring or accounting methods employed prior to the Exchange Transaction.

         (e) As of the Closing, Chorale Networks U.S. will not have filed any consent to have the provisions of Section 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to it.

         (f) As of the Closing, neither Company will be a party to any Tax sharing or Tax allocation agreement nor will either Company have any liability or potential liability to another party under any such agreement.

         (g) As of the Closing, neither Company will have filed any disclosures under Section 6662 of the Code or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

         (h) As of the Closing, Chorale Networks U.S. will not be a "United States real property holding corporation" within the meaning of Section 897 of the Code.

         (i) As of the Closing, no claim will ever have been made by any authority in a jurisdiction where either Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

         (j) As of the Closing, each Company will have withheld and paid over all Taxes required to have been withheld and paid over and complied with all material information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with material amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

         (k) As of the Closing, Chorale Networks U.S. will not have constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Exchange Transaction.

         SECTION 3.15 Insurance

         Each of the Sellers and NGTS Israel is presently insured, and since inception has been insured, against such risks to the Business and the Assets as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the Business and the Assets provide adequate coverage against loss. There is no material claim pending under any of such policies with respect to the Business or the Assets as to which coverage has been questioned, denied or disputed by the underwriters of such policies. The Sellers have previously furnished to NexVerse a complete and correct list as of the date hereof of all insurance policies maintained by the Sellers and NGTS Israel with respect to the Business or the Assets, and have made available to NexVerse complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. Each Seller and NGTS Israel has complied in all material respects with the terms of such policies with respect to the Business or the Assets. Neither Seller knows of any threatened termination of, or material premium increase with respect to, any of such policies that would relate to the Business or the Assets.

         SECTION 3.16 Assets

         The Sellers or NGTS Israel have, and as of the Closing, each Company will have, good and indefeasible title, free and clear of all Liens to all of the Assets to be acquired by it under the applicable Separation Agreement, other than as set forth in Section 3.16 of the Sellers' Disclosure Schedule. All Assets held under leases or sub-leases by either Seller or NGTS Israel, and as of the Closing, by either Company are, and will be, held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of the equipment in regular use in the Business and constituting part of the Assets has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted. Each Seller or NGTS Israel owns or has the valid and subsisting right to use, and as of the Closing, each Company will own or have the valid and subsisting right to use, all the Assets. The Assets (other than the Company Intellectual Property and the Company Licensed Intellectual Property, regarding which representations and warranties are made in Section 3.13 above) comprise all of the assets related to the Business and owned by the Sellers as of the date hereof and, to the Sellers' knowledge, comprise all of the assets (other than the Company Intellectual Property and the Company Licensed Intellectual Property, regarding which representations and warranties are made in Section 3.13 above) reasonably required for operation of the Business as conducted and as proposed to be conducted, it being understood that the Assets do not include: (i) cash and cash equivalents, other than funds associated with prepaid maintenance and warranty services; (ii) accounts receivable arising out of the DCME business; (iii) inventory relating to the DCME business; (iv) any inventory other than finished goods; (v) manufacturing assets related to the DCME business; (vi) assets associated with Celtro and the prepaid calling card business; and (vii) other items specifically excluded under the Separation Agreements.

         SECTION 3.17 Affiliates

         Except as set forth on Section 3.17 of the Sellers' Disclosure Schedule, there are no obligations of the Sellers or NGTS Israel, and as of the Closing there will be no obligations of the Companies, to officers, directors, or Transferring Employees other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the

Sellers or NGTS Israel and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan or otherwise approved by the Board of Directors of either Seller or NGTS Israel). None of the officers or directors of either Seller, NGTS Israel or either Company, or Transferring Employees, or any members of their immediate families, is indebted to either Seller, NGTS Israel or either Company or has any direct or indirect ownership interest in any firm or corporation with which the Business is affiliated or with which it has a business relationship, or any firm or corporation which competes with the
Business, other than passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Business. No officer or director of either Seller, NGTS Israel or either Company, or any member of their immediate families, is, directly or indirectly, interested in any Company Material Contract.

         SECTION 3.18 Brokers

         Any Broker Fees based upon arrangements made by or on behalf of the Sellers or NGTS Israel will be paid by the Sellers.

         SECTION 3.19 Business Practices

         Neither Seller or NGTS Israel, and neither Company, nor any of their respective directors, officers, agents or employees (in their capacities as such) has, with respect to the Business, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

         SECTION 3.20 Business Activity Restriction

         Except as set forth in Section 3.20 to the Sellers' Disclosure Schedule and except for the non-competition provisions contained in the VoIP License Agreement or any other agreement executed in connection with this Agreement, there is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which either Seller or NGTS Israel is, or as of the Closing either Company will be, a party or subject to that has or could reasonably be expected to have the effect of prohibiting or materially impairing the conduct of the Business. Except as set forth in Section 3.20 to the Sellers' Disclosure Schedule and except for the non-competition provisions contained in the VoIP License Agreement or any other agreement executed in connection with this Agreement, neither Seller or NGTS Israel has, nor as of the Closing Date will either Company have, entered into any agreement under which it is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of the Business.

         SECTION 3.21 Customers and Suppliers

         (a) No customer which individually accounted for more than 5% of the gross revenues of the Business during the 12 months ended August 31, 2002 has canceled, otherwise terminated or materially decreased its relationship with either Seller or its usage of the products or services of the Business, or made any written threat to either Seller or NGTS Israel to cancel, otherwise terminate or materially decrease its relationship with the Business or its usage of the products or services of the Business.

         (b) (i) Except as set forth on Section 3.21 of the Sellers' Disclosure Schedule, in connection with the Business the Sellers and NGTS Israel have not purchased from any single supplier goods or services for which the aggregate purchase price exceeded 5% of the goods and services purchased by the Sellers and NGTS Israel in connection with the Business during the 12 months ended August 31, 2002 and (ii) there has been no material adverse change in the business relationship between the Sellers or NGTS Israel, with respect to the Business, and any of the suppliers set forth on Section 3.21 of the Sellers' Disclosure Schedule.

         SECTION 3.22 Employee Matters As of the Closing, each Company will be in compliance in all material respects with all currently applicable Laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices. As of the Closing, each of the Companies will have withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments to employees and will not be liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. As of the Closing, neither Company will be liable for any payment to any trust or other fund or to any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). As of the Closing, there will be no pending claims against either Company under any workers compensation plan or policy or for long term disability. There are no controversies pending or, to the knowledge of the Sellers, threatened, between the Sellers and any of the Transferring Employees, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity. To the knowledge of the Sellers, no Transferring Employees are in violation of any term of any employment contract, non-disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by either Seller, NGTS Israel or either Company, because of the nature of the Business conducted or presently proposed to be conducted, or to the use of trade secrets or proprietary information of others. No Transferring Employees have given notice to the Sellers or NGTS Israel, nor are the Sellers otherwise aware, that any such Transferring Employee intends to terminate his or her employment.

         SECTION 3.23 Investment Representation

         ECI is acquiring the NexVerse Shares - Israel for its own account for investment and not for resale or distribution in any transaction that would be in violation of the securities laws of the United States of America or any state thereof. NGTS U.S. is acquiring the NexVerse Shares - U.S. for its own account for investment and not for resale or distribution in any transaction that would be in violation of the securities laws of the United States of America or any state thereof. Each Seller is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

         SECTION 3.24 Full Disclosure

         The Sellers have provided NexVerse with all information requested by NexVerse in connection with its decision to enter into the Transactions. This Agreement, including the schedules and exhibits hereto, does not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein not misleading.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF NEXVERSE

         NexVerse hereby represents and warrants to the Sellers, subject to the exceptions specifically disclosed in NexVerse Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this
Article IV (it being understood that all matters set forth in NexVerse Disclosure Schedule shall be deemed to be disclosed not only in connection with the representation and warranty specifically referenced on a given Schedule, but for all purposes relating to the representations and warranties of NexVerse set forth in this Article IV so long as the relevance of such disclosure to any other representation or warranty is reasonably apparent to the Sellers from the terms of such disclosure), that:

         SECTION 4.01 Organization and Qualification; Subsidiaries

         (a) NexVerse has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is presently conducted and as it is proposed to be conducted. NexVerse is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a NexVerse Material Adverse Effect.

         (b) NexVerse does not own an equity interest in any corporation, partnership or joint venture arrangement or other business entity.

         SECTION 4.02 Certificate of Incorporation and Bylaws; Minute Books

         (a) Section 4.02 of the NexVerse Disclosure Schedule contains true, complete and correct copies of NexVerse's certificate of incorporation and bylaws. Such certificate of incorporation and bylaws are in full force and effect. NexVerse is not in violation of any of the provisions of its certificate of incorporation or bylaws.

         (b) True, complete and correct copies of minutes of all meetings of directors and stockholders and/or actions by written consent since the time of NexVerse's incorporation have been previously provided to the Sellers.

         SECTION 4.03 Capitalization

         (a) As of the date hereof, the authorized capital stock of NexVerse consists of 65,000,000 shares of NexVerse Common Stock, 12,974,738 shares of Series A Preferred Stock, par value $0.001 per share ("Series A Preferred Stock") and 33,500,000 shares of Series B Preferred Stock, par value $0.001 per share ("Series B Preferred Stock"). As of the date hereof (i) 3,516,375 shares of NexVerse Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, (ii) no shares of NexVerse Common Stock are held in the treasury of NexVerse, (iii) 6,873,572 shares of NexVerse Common Stock are reserved for issuance pursuant to the NexVerse Stock Plan, under which options to purchase 4,660,033 shares of NexVerse Common Stock have been granted, (iv) 12,974,738 shares of Series A Preferred Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and (v) 30,000,000 shares of Series B Preferred Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable. Except for the shares of NexVerse Common Stock issuable pursuant to the NexVerse Stock Plan and the Closing Options, as defined in Section 5.10, and an outstanding warrant to purchase 147,500 shares of Series B Preferred Stock, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which NexVerse is a party or by which NexVerse is bound relating to the issued or unissued capital stock of NexVerse or obligating NexVerse to issue or sell any shares of capital stock of, or other equity interests in, NexVerse. All shares of NexVerse Common Stock subject to issuance upon the exercise of options granted under the NexVerse Stock Plan and subject to issuance upon the exercise of the Closing Options, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Other than as contemplated by the Recapitalization, as defined in Section 6.02(b), and as may be permitted under Founder Stock Purchase Agreements between NexVerse and certain of its employees, there are no outstanding contractual obligations of NexVerse to repurchase, redeem or otherwise acquire any shares of NexVerse Common Stock, Series A Preferred Stock or Series B Preferred Stock. There are no material outstanding contractual obligations of NexVerse to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any person.

         (b) Following the Recapitalization and immediately prior to the Closing, the authorized capital stock of NexVerse will consist of 450,000,000 shares of NexVerse Common

Stock, 5,446,500 shares of Series A-1 Preferred Stock, par value $0.001 per share ("Series A-1 Preferred Stock"), one (1) share of Series A-2 Preferred Stock, par value $0.001 per share (the "Series A-2 Preferred Stock"), 9,000,000 shares of Series B-1 Preferred Stock, 180,000,000 shares of Series C Preferred Stock, par value $0.001 per share ("Series C Preferred Stock"), and no shares of Series A Preferred Stock or Series B Preferred Stock. Immediately prior to the Closing and the Series C Financing (i) 48,918,926 shares of NexVerse Common Stock will be issued and outstanding, all of which will have been duly authorized, validly issued, fully paid and non-assessable, (ii) 5,425,207 shares of Series A-1 Preferred Stock will be issued and outstanding, all of which will have been duly authorized, validly issued, fully paid and non-assessable, (iii) no shares of Series A-2 Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock will be issued and outstanding and (iv) 57,377,374 shares of NexVerse Common Stock will be reserved for issuance pursuant to NexVerse Stock Plan, under which options to purchase 6,485,669 shares of NexVerse Common Stock will be outstanding. As of the Closing, except for an outstanding warrant to purchase 162,250 shares of NexVerse Common Stock and 21,137 shares of Series A-1 Preferred Stock, and the shares of NexVerse Common Stock issuable pursuant to the NexVerse Stock Plan and the Closing Options, there will be no options, warrants or other rights, agreements, arrangements or commitments of any character to which NexVerse is a party or by which NexVerse is bound relating to the issued or unissued capital stock of NexVerse or obligating NexVerse to issue or sell any shares of capital stock of, or other equity interests in, NexVerse. All shares of NexVerse Common Stock subject to issuance upon the exercise of options granted under NexVerse Stock Plan, that will be subject to issuance upon the exercise of the Closing Options and upon conversion of the Series C
Preferred Stock, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. The NexVerse Shares - Israel and the NexVerse Shares - U.S., upon issuance on the terms and conditions specified in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

         SECTION 4.04 Authority Relative to this Agreement

         NexVerse has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by NexVerse and the consummation by NexVerse of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of NexVerse is necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly executed and delivered by NexVerse and, assuming the due authorization, execution and delivery by the Sellers, constitutes a legal, valid and binding obligation of NexVerse enforceable against NexVerse in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

         SECTION 4.05 No Conflicts; Consents

         The execution and delivery of this Agreement by NexVerse does not, and the performance by NexVerse of its obligations hereunder and the consummation of the Exchange Transaction will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of NexVerse or, upon its adoption, of the New Charter, as defined in Section 6.01(m), (ii) conflict with or violate any Law applicable to NexVerse or by which any property or asset of NexVerse is bound or affected, (iii) require NexVerse to obtain any consents, approvals, authorizations or actions of, or make any filings with or give any notices to, any Governmental Entity or any other Person, except as set forth in Section 4.05 of NexVerse Disclosure Schedule (the "NexVerse Consents") or (iv) if the NexVerse Consents are obtained, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of NexVerse pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which NexVerse is a party or by which it is otherwise bound.

         SECTION 4.06 Permits; Compliance with Laws

         NexVerse is in possession of all material franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any
Governmental Entity necessary for NexVerse to own, lease and operate its properties or to offer or perform its services or to develop, produce, store, distribute and market its products or otherwise to carry on its business in substantially the same manner as it is now being conducted (collectively, the "NexVerse Permits"), and, as of the date of this Agreement, none of NexVerse Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the knowledge of NexVerse, threatened. NexVerse is not in conflict with, or in default or violation of, (i) any material Law applicable to NexVerse or by which any property or asset of NexVerse is bound or affected or (ii) any NexVerse Permits. There are no actions, proceedings, investigations or surveys pending or, to the knowledge of NexVerse, threatened against NexVerse that could reasonably be expected to result in the suspension or cancellation of any NexVerse Permit. NexVerse has not received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws. The consummation of the Transactions will not result in the suspension or cancellation of any NexVerse Permit.

         SECTION 4.07 Financial Statements; Undisclosed Liabilities

         (a) Section 4.07 of the NexVerse Disclosure Schedule includes copies of
(x) the audited balance sheet of NexVerse at June 30, 2002, together with the related statements of income, shareholders' equity and cash flows for the period since inception and then ended and the notes thereto (the "NexVerse Audited Financial Statements") and (y) the unaudited interim balance sheet of NexVerse at September 30, 2002, together with the related statement of income for the three-month period then ended (the "NexVerse Unaudited Financial Statements" and, together with the NexVerse Audited Financial Statements, the "NexVerse Financial Statements"). The NexVerse Financial Statements, including the notes thereto:
(i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby; (ii) present fairly the financial position, results of operations and cash flows of NexVerse as of such dates and for the periods then ended (subject, in the case of the NexVerse Unaudited Financial Statements, to normal year-end audit adjustments consistent with prior periods); and (iii) are correct and complete in all material respects, and can be reconciled with the books of account and records of NexVerse. NexVerse maintains and will continue to maintain an adequate system of internal controls established and administered in accordance with GAAP.

         (b) Except as and to the extent set forth or reserved against on the balance sheets of NexVerse as reported in the NexVerse Unaudited Financial Statements, including the notes thereto, NexVerse does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), including, without limitation, any undisclosed liabilities or obligations of ipVerse, Inc., ("ipVerse") that would be required to be reflected on a balance sheet prepared in accordance with GAAP and NexVerse's past practices, except for immaterial liabilities or obligations incurred in the ordinary course of business consistent with past practice since September 30, 2002. SECTION 4.08 Absence of Certain Changes or Events

         Since September 30, 2002, NexVerse has conducted its businesses only in the ordinary course consistent with past practice and, since such date, there has not been:

                  (i) any NexVerse Material Adverse Effect;

                  (ii) any event that could reasonably be expected to prevent or materially delay the performance of NexVerse's obligations pursuant to this Agreement and the consummation of the Transactions by NexVerse;

                  (iii) any change by NexVerse in its accounting methods, principles or practices;

                  (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of the capital stock of NexVerse or any redemption, purchase or other acquisition of any of the capital stock of NexVerse (except as contemplated by the Recapitalization);

                  (v) any material increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other material increase in the compensation payable or to become payable to any employees, officers, consultants or directors of NexVerse;

                  (vi) any issuance or sale of any stock, notes, bonds or other securities, or entering into any agreement with respect thereto (except as contemplated by the Recapitalization);

                  (vii) any amendment to NexVerse's certificate of incorporation or bylaws;

                  (viii) any (x) purchase, sale, assignment, lease, license or transfer of any material assets, other than in the ordinary course of business consistent with past practice, (y) mortgage, pledge or existence of any Lien on any material assets or properties, tangible or intangible, except for Liens for Taxes not yet delinquent and such other Liens which do not, individually or in the aggregate, have a NexVerse Material Adverse Effect, or (z) waiver of any rights of material value or cancellation or any material debts or claims;

                  (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice;

                  (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of NexVerse;

                  (xi) any entering into of any transaction of a material nature other than in the ordinary course of business, consistent with past practice (except for the Transactions); or

                  (xii) any negotiation or agreement by NexVerse to do any of the things described in the preceding clauses (i) through (xi).


         SECTION 4.09 Employee Benefit Plans; Labor Matters

         (a) Section 4.09(a) of the NexVerse Disclosure Schedule lists each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any "employee benefit plan", as defined in Section 3(3) of ERISA, and any plan, program, arrangement or contract providing for severance; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits), whether written or not, maintained, sponsored or contributed to, or required to be contributed to, by NexVerse (the "NexVerse Benefit Plans"). With respect to each NexVerse Benefit Plan, NexVerse has delivered or made available to the Sellers a true, complete and correct copy of (i) such NexVerse Benefit Plan (or, if not written, a written summary of its material terms) and the most recent summary plan description, if any, related to such NexVerse Benefit Plan, (ii) each trust agreement or other funding arrangement relating to such NexVerse Benefit Plan,
(iii) the most recent annual report (Form 5500) filed with the IRS with respect to such NexVerse Benefit Plan (and, if the most recent annual report is a Form 5500R, the most recent Form 5500C filed with respect to such NexVerse Benefit
Plan), (iv) the most recent actuarial report or financial statement relating to such NexVerse Benefit Plan and (v) the most recent determination letter, if any, issued by the IRS with respect to such NexVerse Benefit Plan and any pending request for such a determination letter. Neither NexVerse, nor to the knowledge of NexVerse, any other person or entity, has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any NexVerse Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

         (b) Each NexVerse Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Code, and contributions required to be made under the terms of any of NexVerse Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the balance sheet included in the NexVerse Unaudited Financial Statements. With respect to NexVerse Benefit Plans, no event has occurred and, to the knowledge of NexVerse, there exists no condition or set of circumstances in connection with which NexVerse could be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, such NexVerse Benefit Plans, ERISA, the Code or any other applicable Law.

         (c) (i) Each  NexVerse  Benefit Plan which is intended to qualify under
Section 401(a), Section 401(k), Section 401(m) or Section 4975(e)(6) of the Code has received a favorable determination letter from the IRS as to its qualified status, and to the knowledge of NexVerse, no fact or event has occurred that could adversely affect the qualified status of any such NexVerse Benefit Plan or the exempt status of any such trust; (ii) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any NexVerse Benefit Plan that could result in a material liability to NexVerse and (iii) each NexVerse Benefit Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without liability (other than (A) liability for ordinary administrative expenses typically incurred in a termination event or
(B) if the NexVerse Benefit Plan is a pension benefit plan subject to Part 2 of Title I of ERISA, liability for the accrued benefits as of the date of such termination (if and to the extent required by ERISA) to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the most recent balance sheet included in the NexVerse Unaudited Financial Statements). No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of NexVerse, is threatened, against or with respect to any such NexVerse Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims).

         (d) No NexVerse Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA and neither NexVerse nor any other trade or business (whether or not incorporated) that is under "common control" with NexVerse (within the meaning of ERISA Section 4001) or with respect to which NexVerse could otherwise incur liability under Title IV of ERISA (an "NexVerse ERISA Affiliate") has sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by NexVerse or any NexVerse ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to NexVerse or any NexVerse ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of NexVerse or any NexVerse ERISA Affiliate is or may reasonably be expected to become, the subject of any Lien arising under ERISA or Section 412(n) of the Code.

         (e) With respect to each NexVerse Benefit Plan required to be set forth in the NexVerse Disclosure Schedule that is subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within 30 days of such event) has occurred or is expected to occur, (ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such NexVerse Benefit Plan; and (iii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

         (f) Set forth in Section 4.09(f) of the NexVerse Disclosure Schedule are (i) all employment agreements with officers and all consulting agreements of NexVerse, (ii) all severance plans, agreements, programs and policies of NexVerse with or relating to its employees, directors or consultants, and (iii) all plans, programs, agreements and other arrangements of NexVerse with or relating to their respective employees, directors or consultants which contain "change of control" provisions. No payment or benefit which may be required to be made by NexVerse or which otherwise may be required to be made under the terms of any NexVerse Benefit Plan or other arrangement will constitute a parachute payment under Section 280(G)(1) of the Code, and the consummation of the transactions contemplated by this Agreement will not, alone or in conjunction with any other possible event (including termination of employment),
(i) entitle any current or former employee or other service provider of NexVerse to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider.

         (g) Except as set forth in Section 4.09(g) of the NexVerse Disclosure Schedule, NexVerse is not a party to, and does not have any obligations under or with respect to, any collective bargaining or other labor union contract applicable to persons employed by NexVerse and no collective bargaining agreement is being negotiated by NexVerse or any person or entity that may obligate NexVerse thereunder. As of the date of this Agreement, there is no labor dispute, strike, union organizing activity or work stoppage against NexVerse pending or, to the knowledge of NexVerse, threatened which may interfere with the business activities of NexVerse. As of the date of this Agreement, to the knowledge of NexVerse, neither NexVerse nor any of its representatives or employees has committed any unfair labor practice in connection with the operation of the business of NexVerse, and there is no charge or complaint filed against NexVerse by or with the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

         (h) Except as required by Law, no NexVerse Benefit Plan provides any retiree or post-employment benefits to any person. NexVerse is in compliance with (i) the requirements of the applicable health care continuation and notice provisions of COBRA and
(ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended.

         SECTION 4.10 Contracts

         Except for the contracts and agreements described in Section 4.10 of NexVerse Disclosure Schedule (collectively, the "NexVerse Material Contracts"), NexVerse is not a party to or bound by any contract or agreement described below:

         (a) any sales, advertising or agency contract in excess of $25,000 over the life of the contract;

         (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $25,000 over the life of the contract;

         (c) any contract that expires or may be renewed at the option of any person other than NexVerse so as to expire more than one year after the date of this Agreement;

         (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

         (e) any contract for capital expenditures in excess of $10,000 in the aggregate;

         (f) any contract limiting the freedom of NexVerse to engage in any line of business or to compete with any other corporation, partnership, limited liability company, trust, individual or other entity, or any confidentiality, secrecy or non-disclosure contract, except for the non-competition provisions contained in the VoIP License Agreement;

         (g) any contract pursuant to which NexVerse is a lessee of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property, pursuant to which payments in excess of $25,000 remain outstanding;

         (h) any contract with an affiliate;

         (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person;

         (j) any NexVerse License Agreement, as such term is defined in Section 4.13(b), or any license or other agreement pursuant to which a third party uses any NexVerse Intellectual Property.

         (k) any distribution contract; or

         (l) any employment contract, arrangement or policy (including without limitation any collective bargaining contract or union agreement) which may not be immediately terminated without penalty (or any augmentation or acceleration of benefits).

         NexVerse has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of, any NexVerse Material Contract. Each of the NexVerse Material Contracts is valid and binding and in full force and effect, and there exists no default or event of default or event, occurrence, condition or act, with respect to NexVerse, or to the knowledge of NexVerse, with respect to any other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any NexVerse Material Contract. True, correct and complete copies of all of the NexVerse Material Contracts have been delivered to the Sellers.

         SECTION 4.11 Litigation

         Except as set forth in Section 4.11 of the NexVerse Disclosure Schedule, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of NexVerse, threatened against NexVerse or any of its properties or any of its officers or directors (in their capacities as such). NexVerse is not aware of any facts or circumstances which could reasonably be expected to result in the denial of otherwise applicable insurance coverage under policies issued to NexVerse in respect of any such suits, claims, actions, proceedings and investigations. There is no judgment, decree or order against NexVerse or, to the knowledge of NexVerse, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the Transactions, or that could reasonably be expected to have a NexVerse Material Adverse Effect. Section 4.11 of the NexVerse Disclosure Schedule also lists all litigation that NexVerse has pending against other parties.

         SECTION 4.12 Environmental Matters

         NexVerse is in compliance in all material respects with all applicable Environmental Laws and all NexVerse Permits required by Environmental Laws ("NexVerse Environmental Permits"). All past noncompliance, if any, of NexVerse with Environmental Laws or NexVerse Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability. NexVerse has not released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by NexVerse, in violation of any Environmental Law.

         SECTION 4.13 Intellectual Property

         (a) Section 4.13(a) of the NexVerse Disclosure Schedule contains a true and complete list of NexVerse's patents, patent applications, registered and unregistered trademarks, trademark applications, trade names, registered and unregistered service marks, service mark applications, service marks, Internet domain names, Internet domain name applications, and copyright registrations and applications included in the NexVerse Intellectual Property and all other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by NexVerse to protect its interests in the NexVerse Intellectual Property, and includes details of all due dates for further filings, maintenance, payments or other actions falling due in respect of the NexVerse Intellectual Property within twelve (12) months of the Closing. All of NexVerse's patents, patent applications, registered trademarks, trademark applications and registered copyrights remain in good standing with respect to all fees and filings due as of the date hereof.

         (b) The NexVerse Intellectual Property contains only those items and rights which are: (i) owned by NexVerse; (ii) in the public domain; or (iii) rightfully used by NexVerse pursuant to a valid and enforceable license or other agreement (the "NexVerse Licensed Intellectual Property"), the title, parties, date, term and subject matter of each such license or other agreement (each, "NexVerse License Agreement") being set forth on Section 4.13(b) of the NexVerse Disclosure Schedule. NexVerse has all rights in the NexVerse Intellectual Property, which includes all rights necessary to carry out NexVerse's current activities and NexVerse's future activities relating to the NexVerse Intellectual Property, to the extent such future activities are proposed to be conducted, including without limitation, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, import and export and, other than with respect to the NexVerse Licensed Intellectual Property, assign, sell and offer for sale, the NexVerse Intellectual Property.

         (c) The reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any NexVerse Intellectual Property as now used or offered or proposed for use, licensing or sale by NexVerse does not, to the knowledge of NexVerse, infringe on any proprietary or personal right of any person, including any rights in any patent, industrial design, trademark, trade name, service mark, trade dress, Internet domain name, copyright, database, or trade secret of any person, anywhere in the world. NexVerse has not received notice of any pending or threatened claims (including offers to grant licenses) (i) challenging the validity, effectiveness or, other than with respect to the NexVerse Licensed Intellectual Property, ownership by NexVerse of any NexVerse Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology or process as now used or offered or proposed for use, licensing, sublicensing or sale by NexVerse or its agents or use by its customers infringes or will infringe on or misappropriate any intellectual property or other proprietary or personal right of any person. To the knowledge of NexVerse, (a) no such claims have been threatened by any person, and (b) there are no valid grounds for any bona fide claim of any such kind. To the knowledge of NexVerse, all of the rights within the NexVerse Intellectual Property are enforceable and subsisting. To the knowledge of NexVerse, there is no unauthorized use, infringement or misappropriation of any NexVerse Intellectual Property by any third party, employee or former employee.

         (d) Except as disclosed in Section 4.13(d) of the NexVerse Disclosure Schedule, all personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the NexVerse Intellectual Property on behalf of NexVerse, have executed nondisclosure agreements and either (i) have been a party to an enforceable agreement with NexVerse in accordance with applicable national and state law that accords NexVerse full, effective, exclusive and original ownership of all tangible and intangible property as "works-for-hire," arising from the efforts of such personnel, or (ii) have executed appropriate instruments of assignment in favor of NexVerse that have conveyed to NexVerse full, effective and exclusive ownership of all tangible and intangible property arising from the efforts of such personnel, or (iii) otherwise have by operation of law vested in the NexVerse all right, title and interest in all such NexVerse Intellectual Property by virtue of their employment relationship with the NexVerse.

         (e) NexVerse is not, nor as a result of the execution or delivery of this Agreement, or performance of NexVerse's obligations hereunder, will NexVerse be, in violation of any license, sublicense, agreement or instrument to which NexVerse is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of NexVerse's obligations hereunder, cause the diminution, termination or forfeiture of any NexVerse Intellectual Property.

         (f) Section 4.13(f) of the NexVerse Disclosure Schedule contains a true and complete list of all of NexVerse's computer software programs included within the NexVerse Intellectual Property, whether in source code, object code or human readable form, other than any fully-paid off-the-shelf software programs (the "NexVerse Software Programs"). NexVerse has full and unrestricted rights to use the NexVerse Software Programs that it licenses, pursuant to license agreements listed in Section 4.13(b) of the NexVerse Disclosure Schedule.

         (g) To the knowledge of NexVerse, the source code and system documentation relating to the NexVerse Software Programs have been maintained in strict confidence and (i) have been disclosed by NexVerse only to those of its employees who have a "need to know" the contents thereof in connection with the performance of their duties to NexVerse and who have executed nondisclosure agreements with NexVerse; and (ii) have been disclosed to only those third parties who have executed nondisclosure agreements with NexVerse.

         (h) Except as set forth in Section 4.13(h) of the NexVerse Disclosure Schedule, the NexVerse Software Programs and the NexVerse Intellectual Property are free and clear of any and all Liens.

         (i) Except as set forth in Section 4.13(i) of the NexVerse Disclosure Schedule, NexVerse does not owe nor will it owe any royalties or other payments to third parties in respect of the NexVerse Intellectual Property. All such royalties or other payments that have accrued prior to the Closing have been paid.

         (j) It is the NexVerse's practice to scan, with commercially available virus scan software, the NexVerse Intellectual Property listed in Section 4.13(f) of the NexVerse Disclosure Schedule that are capable of being scanned for "viruses", and to the knowledge of NexVerse, the NexVerse Software Programs and other NexVerse Intellectual Property contain no viruses, as defined in
Section 3.13(j) of this Agreement.

         SECTION 4.14 Taxes

         (a) NexVerse has properly completed and timely filed all Tax Returns required to be filed by it and has paid all Taxes shown thereon to be due to the extent such Taxes are due and payable as of the Closing Date. NexVerse is not delinquent in the payment of any Taxes. NexVerse has provided adequate accruals in NexVerse Financial Statements for any Taxes that have not been paid as of the dates thereof, whether or not shown as being due on any Tax Returns. NexVerse has no material liability for unpaid Taxes accruing after the date of NexVerse Unaudited Financial Statements, other than Taxes incurred in the ordinary course of business consistent with past practice.

         (b) There is (i) no material claim for Taxes that is, or could give rise to, a Lien against the property of NexVerse or is being asserted against NexVerse other than Liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of NexVerse is being conducted by a tax authority; (iii) no extension of the statute of limitations for the assessment of any Taxes has been granted by NexVerse, except for extensions that are no longer in effect, and
(iv) no agreement, contract or arrangement to which NexVerse is a party that is reasonably expected to result in the payment of any amount that would not be deductible by reason of Section 280G or Section 404 of the Code.

         (c) There has been no change in ownership of NexVerse that has caused the utilization of any losses of NexVerse to be limited pursuant to Section 382 of the Code, and any loss carryovers reflected on NexVerse Financial Statements are properly computed and reflected.

         (d) NexVerse is not required to include any material amounts in Taxable income for any Tax period (or portion thereof) ending after the Closing Date pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring or accounting methods employed prior to the Exchange Transaction.

         (e) NexVerse has not filed consent to have the provisions of Section 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to NexVerse.

         (f) NexVerse is not a party to any Tax sharing or Tax allocation agreement nor does NexVerse have any liability or potential liability to another party under any such agreement.

         (g) NexVerse has not filed any disclosures under Section 6662 of the Code or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

         (h) NexVerse is not and has never been a member of a consolidated, combined or unitary group.

         (i) NexVerse has in its possession receipts for any Taxes paid to foreign Tax authorities. NexVerse is not and has never been a "United Sates real property holding corporation" within the meaning of Section 897 of the Code.

         (j) No claim has ever been made by any authority in a jurisdiction where NexVerse does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

         (k) NexVerse has withheld and paid over all Taxes required to have been withheld and paid over and complied with all material information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with material amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

         (l) NexVerse has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Exchange Transaction.

         SECTION 4.15 Insurance

         NexVerse is presently insured, and since inception has been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of NexVerse provide adequate coverage against loss. There is no material claim pending under any of such policies. Section 4.15 of the NexVerse Disclosure Schedule contains a complete and correct list as of the date hereof of all insurance policies maintained by NexVerse, and NexVerse has made available to the Sellers complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. NexVerse has complied in all material respects with the terms of such policies. NexVerse has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         SECTION 4.16 Properties

         NexVerse has good and indefeasible title, free and clear of all Liens to all its properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the NexVerse Unaudited Financial Statements as being owned by NexVerse, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements and (ii) Liens arising in the ordinary course of business after the date of such financial statements and set forth on Section
4.16 of the NexVerse Disclosure Schedule. All properties used in NexVerse's operations are reflected in the balance sheets included in the NexVerse Financial Statements to the extent GAAP require the same to be reflected. All buildings, and all fixtures, equipment and other property and assets that are material to its business, held under leases or sub-leases by NexVerse are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of NexVerse's equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted. NexVerse owns or has the valid and subsisting right to use all assets and properties necessary or advisable to operate NexVerse's business in substantially the manner presently conducted and, except with respect to the Assets to be transferred pursuant to this Agreement by the Sellers, as proposed to be conducted.

         SECTION 4.17 Affiliates

         Except as set forth on Section 4.17 of NexVerse Disclosure Schedule, there are no obligations of NexVerse to officers, directors, stockholders, or employees of NexVerse other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of NexVerse and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of NexVerse). None of the officers, directors, key employees or stockholders of NexVerse, or any members of their immediate families, is indebted to NexVerse or has any direct or indirect ownership interest in any firm or corporation with which NexVerse is affiliated or with which NexVerse has a business relationship, or any firm or corporation which competes with NexVerse, other than passive investments in publicly traded companies (representing less than 1% of such company) which may compete with NexVerse. No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with NexVerse (other than such contracts as relate to any such person's ownership of capital stock or other securities of NexVerse).

         SECTION 4.18 Brokers

         No broker, finder or investment banker is entitled to any Broker Fees to be paid by NexVerse or its stockholders based upon arrangements made by or on behalf of NexVerse or its stockholders.

         SECTION 4.19 Business Practices

         Neither NexVerse nor any directors, officers, agents or employees of NexVerse (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

         SECTION 4.20 Business Activity Restriction

         There is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which NexVerse is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or materially impairing the conduct of business by NexVerse. NexVerse has not entered into any agreement under which NexVerse is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

         SECTION 4.21 Customers and Suppliers

         (a) No customer which individually accounted for more than 5% of NexVerse's gross revenues during the period from inception until August 31, 2002 has canceled, otherwise terminated or materially decreased its relationship with NexVerse or its usage of the products or services of NexVerse, or made any written threat to NexVerse to cancel, otherwise terminate or materially decrease its relationship with NexVerse or its usage of the products or services of NexVerse.

         (b) (i) Except as set forth on Section 4.21 of the NexVerse Disclosure Schedule, NexVerse has not purchased from any single supplier goods or services for which the aggregate purchase price exceeded 5% of the goods and services purchased by NexVerse during the period from inception until August 31, 2002 and
(ii) there has been no material adverse change in the business relationship between NexVerse and any of the suppliers set forth on Section 4.21 of the NexVerse Disclosure Schedule.

         SECTION 4.22 Employee Matters

         NexVerse is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices. NexVerse has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments to employees and is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. NexVerse is not liable for any payment to any trust or other fund or to any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against NexVerse under any workers compensation plan or policy or for long term disability. There are no controversies pending or, to the knowledge of NexVerse, threatened, between NexVerse and any of its employees (the "NexVerse Employees"), which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity. To the knowledge of NexVerse, no NexVerse Employees are in violation of any term of any employment contract, non-disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by NexVerse because of the nature of the business conducted or presently proposed to be conducted by NexVerse or to the use of trade secrets or proprietary information of others. No NexVerse Employees have given notice to NexVerse, nor is NexVerse otherwise aware, that any such employee intends to terminate his or her employment with NexVerse.

         SECTION 4.23 Registration Rights and Voting Rights

         Except as required pursuant to that certain Investor Rights Agreement, dated November 27, 2001, by and among NexVerse and the investors listed on the Schedule of Investors attached thereto, and as will be required by the Series C Financing Documents upon the execution of such documents and the consummation of the Series C Financing, NexVerse is not under any obligation, and has not granted any rights, to register any of NexVerse's presently outstanding securities or any of its securities that may hereafter be issued. To the knowledge of NexVerse, except as contemplated in that certain Voting Agreement, dated November 27, 2001, by and among certain securityholders of NexVerse, and as will be required by the Series C Financing Documents upon the execution of such documents, no stockholder has entered into any agreement with respect to the voting of equity securities of NexVerse.

         SECTION 4.24 Investment Representation

         NexVerse is acquiring the Chorale Networks Israel Shares and the Chorale Networks U.S. Shares for its own account for investment and not for resale or distribution in any transaction that would be in violation of the securities laws of the United States of America or any state thereof. NexVerse has the knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the Chorale Networks Israel Shares and the Chorale Networks U.S. Shares.

         SECTION 4.25 Full Disclosure

         NexVerse has provided the Sellers with all information requested by the Sellers in connection with their decision to enter into the Transactions. This Agreement, including the schedules and exhibits hereto, does not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein not misleading.

                                   ARTICLE V

                                    COVENANTS

         SECTION 5.01 Conduct of the Business Pending the Closing

         Each of the Sellers agrees that, between the date of this Agreement and the Closing, unless NexVerse shall otherwise agree in writing, (x) the Business shall be conducted only in, and neither the Sellers nor NGTS Israel shall take any action with respect to the Business except in the ordinary course of business consistent with past practice and (y) each of the Sellers and NGTS Israel shall use all reasonable efforts to keep available the services of such of their respective current officers, significant employees and consultants and to preserve the current relationships with such of their respective corporate partners, customers, suppliers and other persons with which either of them has significant business relations in order to preserve substantially intact the Business. By way of amplification and not limitation, each of the Sellers and NGTS Israel shall not, between the date of this Agreement and the Closing, directly or indirectly do, or agree to do, any of the following without the prior written consent of NexVerse:

                  (a) amend or otherwise change its certificate of incorporation or bylaws or memorandum or articles of association, as applicable, except as could not reasonably be expected to have an adverse effect on the Business or the Assets;

                  (b) sell, pledge, dispose of, transfer, lease, license, guarantee or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, guarantee or encumbrance of Assets, except sales of inventory or grants of licenses related to such sales in the ordinary course of business consistent with past practice and except pursuant to the Separation Agreements;

                  (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof, except for such interests as will not be included in the Assets or (ii) terminate, cancel or request any material change in, or agree to any material change in, any Company Material Contract or Company License Agreement;

                  (d) increase the compensation payable or to become payable to the Transferring Employees, grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of the Business or the Companies that would be triggered by the Exchange Transaction with, any Transferring Employee who is not currently entitled to such benefits from the Exchange Transaction, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any Transferring Employee, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement with any Transferring Employees; or

                  (e) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action that would make any of the representations or warranties of the Seller contained in this Agreement untrue or incorrect or prevent the Seller from performing their covenants hereunder or result in any of the conditions to the Exchange Transaction set forth herein not being satisfied.

         SECTION 5.02 Conduct of Business by NexVerse Pending the Closing

         NexVerse agrees that, between the date of this Agreement and the Closing, unless the Sellers shall otherwise agree in writing, (x) the business of NexVerse shall be conducted only in, and NexVerse shall not take any action except in, the ordinary course of business consistent with past practice and (y) NexVerse shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of NexVerse and to preserve the current relationships of NexVerse with such of the corporate partners, customers, suppliers and other persons with which NexVerse has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, NexVerse shall not, between the date of this Agreement and the Closing, directly or indirectly do, or agree to do, any of the following without the prior written consent of the Sellers:

                  (a) amend or otherwise change its certificate of incorporation or bylaws;

                  (b) other than to effect the Recapitalization and the Series C Financing, issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of
         (i) any shares of capital stock of NexVerse of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of NexVerse or (ii) any property or assets of NexVerse except sales of inventory in the ordinary course of business consistent with past practice;

                  (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of NexVerse; (iii) terminate, cancel or request any material change in, or agree to any material change in, any NexVerse Material Contract or NexVerse License Agreement; (iv) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that have been budgeted for fiscal year 2002 and disclosed in writing to the Sellers and that are not, in the aggregate, in excess of $50,000; or (v) except in connection with the Transactions, enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.02(c);

                  (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, except in connection with the Recapitalization;

                  (f) amend the terms of, repurchase, redeem or otherwise acquire, any of its securities or propose to do any of the foregoing, except in connection with the Recapitalization;

                  (g) increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of NexVerse that would be triggered by the Transactions with, any director, officer, consultant or other employee of NexVerse who is not currently entitled to such benefits from the Transactions, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of NexVerse, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between NexVerse and any of NexVerse's directors, officers, consultants or employees;

                  (h) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against on the balance sheet of NexVerse included in the NexVerse Unaudited Financial Statements and only to the extent of such reserves;

                  (i) make any change with respect to NexVerse's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by GAAP;

                  (j) make any material Tax election or settle or compromise any material Tax liability; or

                  (k) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action that would make any of the representations or warranties of NexVerse contained in this Agreement untrue or incorrect or prevent NexVerse from performing its covenants hereunder or result in any of the conditions to the Exchange Transaction set forth herein not being satisfied.

         SECTION 5.03 Notices of Certain Events

         Each of the Sellers, on the one hand, and NexVerse on the other hand, shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Exchange Transaction; (ii) any notice or other communication from any Governmental Entity in connection with the Exchange Transaction; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting it, or that relate to the consummation of the Exchange Transaction;
(iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Company Material Contract or NexVerse Material Contract, as applicable; and (v) any change that could reasonably be expected to have a Companies Material Adverse Effect or NexVerse Material Adverse Effect, as applicable, or to delay or impede the ability of either the Sellers, on the one hand, or NexVerse, on the other hand, to perform their respective obligations pursuant to this Agreement and to effect the consummation of the Transactions.

         SECTION 5.04 Access to Information; Confidentiality

         (a) From the date of this Agreement to the Closing, the Sellers, on the one hand, and NexVerse, on the other hand, shall (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to its officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request in connection with completing the Transactions. No investigation conducted pursuant to this Section 5.04 shall affect or be deemed to modify any representation or warranty made in this Agreement.

         (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under that certain Non-Disclosure Agreement by and between ECI and NexVerse (the "Non-Disclosure Agreement") with respect to the information disclosed pursuant to this Section 5.04 or pursuant to the Non-Disclosure Agreement.

         SECTION 5.05 No Solicitation of Transactions

         The Sellers and NGTS Israel, on the one hand, and NexVerse, on the other hand, shall not, directly or indirectly, and shall cause their respective Representatives not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of their respective Representatives to take any such action. Any violation of the restrictions set forth in this
Section 5.05 by any of such Representative, whether or not such Person is purporting to act on behalf of the party of which such Person is a Representative or otherwise, shall be deemed to be a breach of this Section 5.05 by such party. The Sellers shall notify NexVerse promptly, and NexVerse shall notify the Sellers promptly, if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made, such notice to include the identity of the person making such proposal, offer, inquiry or contact, and the terms of such Competing Transaction, and shall keep NexVerse or the Sellers, as applicable, apprised, on a current basis, of the status of such Competing Transaction. All parties hereto immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. No party hereto shall release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

         SECTION 5.06 Further Action; Consents; Filings

         (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate the Transactions, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by it in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Transactions required under any applicable Laws. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings.

         (b) Each of the parties hereto will give any notices to third persons, and use reasonable efforts to obtain any consents from third persons, necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

         SECTION 5.07 Public Announcements

         Except as may be required by Law or the regulations of any securities exchange, Nasdaq or other regulatory body to whose rules any party hereto is subject, until the earlier of termination of this Agreement or the Closing, (a) neither the Sellers nor any affiliate of the Sellers shall, without NexVerse's prior written approval, issue a press release or make any other public announcement regarding the Agreement or the Exchange Transaction to any third party (other than any Governmental Entity as necessary to obtain any required approval of the Exchange Transaction) and (b) NexVerse shall not, without the Sellers' prior written approval, issue a press release or make any other public announcement regarding the Agreement or the Exchange Transaction to any third party (other than any Governmental Entity as necessary to obtain any required approval of the Exchange Transaction).

         SECTION 5.08 Line of Credit

         NexVerse will use its reasonable best efforts to obtain, within one year from the Closing Date, a line of credit in the amount of at least $10,000,000 from a commercial bank that is secured only by accounts receivable of NexVerse. In the event such a line of credit is not available to NexVerse on commercially reasonable terms, ECI and NexVerse shall enter into a line of credit of up to $10,000,000, substantially in the form attached hereto as
Exhibit 9 (the "ECI Line of Credit"), which would be secured by pre-approved accounts receivable of NexVerse and, if applicable, the Companies, subject to such terms and conditions as are contained therein.

         SECTION 5.09 Employee Benefit Matters

         On or as soon as practicable following the Closing, the Transferring Employees will be, to the extent applicable, eligible to participate in those benefit plans and programs maintained for similarly situated employees of NexVerse (or in substantially similar plans or programs) on the same terms applicable to similarly situated employees of NexVerse and to the extent that such plans and programs provide the following benefits: medical/dental/vision care, life insurance, disability income, sick pay, holiday and vacation pay, 401(k) plan coverage, Code Section 125 benefit arrangements, bonus, profit-sharing or other incentive plans, pension or retirement programs, dependent care assistance, severance benefits, and employee stock option and stock purchase plans. NexVerse will assume accrued vacation liabilities relating to the Transferring Employees, including, if ECI is required to pay the amounts of such liabilities in connection with the Transactions, by reimbursing ECI for such amounts at the Closing; provided, however, that NexVerse's liability under this Section 5.09 shall not exceed $100,000.

         SECTION 5.10 Grant of NexVerse Options to Employees of NGTS Israel and NGTS U.S.

         At or as soon as practicable following the Closing, but in no event sooner than January 1, 2003, NexVerse will enter into option agreements, in accordance with the terms of the applicable option plan, with the Transferring Employees set forth on Exhibit 17 hereto pursuant to which options will be granted to such Transferring Employees to purchase an aggregate of 15,003,048 shares of NexVerse Common Stock (the "Closing Options"); provided, that if any Transferring Employees do not accept NexVerse's (or an Affiliate of NexVerse's) offer of employment, such options will be re-allocated among some or all of those Transferring Employees who do accept such offers of employment. The Closing Options will be vested as of the grant date with respect to 37.5% of such options as of the grant date in the case of each Transferring Employee, the balance of which will vest ratably over 48 months minus the applicable number of months for which vesting credit has already been received, except for Tal Simchony, whose Closing Options will be vested with respect to 50% of such options as of the grant date, the balance of which will vest ratably over 48 months from the date of his acceptance of NexVerse's offer of employment..

                                   ARTICLE VI

                         CONDITIONS TO THE TRANSACTIONS

         SECTION 6.01 Conditions to the Obligations of Each Party to Consummate the Transactions

         The obligations of the parties hereto to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

                  (a) no court of  competent  jurisdiction  shall have issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making the Transactions illegal or otherwise prohibiting its consummation;

                  (b) all consents, approvals and authorizations legally required to be obtained to consummate the Transactions, including, but not limited to, any consents, approvals or authorizations required by the Office of the Chief Scientist in Israel, shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in either a Companies Material Adverse Effect or a NexVerse Material Adverse Effect, as applicable; and

                  (c) the consent of the Banks, as defined in Section 3.05 of the Sellers' Disclosure Schedule, shall have been obtained.

         SECTION 6.02 Conditions to the Obligations of the Sellers

         The obligations of the Sellers to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

         (a) NexVerse Consents. All NexVerse Consents and all assignments to NexVerse of the licenses and agreements listed on Schedule 6.02(a) hereto, or rights to use the intellectual property that is the subject of such licenses and agreements, shall have been obtained;

         (b) Recapitalization. NexVerse shall have been recapitalized as set forth in Exhibit 13 (such recapitalization, the "Recapitalization," and the post-recapitalization table attached hereto in Exhibit 13, the "Recapitalization Summary"). (i) The New Charter shall have been filed with the Secretary of State of Delaware, (ii) all outstanding shares of Series A Preferred Stock and Series B Preferred Stock will have been converted into shares of NexVerse Common Stock and Series A-1 Preferred Stock as set forth in the New Charter, (iii) all liquidation preferences of any kind relating to any share or shares of Series A Preferred Stock or Series B Preferred Stock that are set forth in any agreement between NexVerse and any holder of Series A Preferred Stock or Series B Preferred Stock or any other document, including NexVerse's certificate of incorporation, shall have been duly and validly terminated as set forth in the New Charter, except for the liquidation preferences contained in the New Charter, and upon completion of all steps contemplated by the Recapitalization and concurrently with the Closing 446,292 shares of Series A-1 Preferred Stock (including 21,137 shares issuable upon exercise of a warrant) will have been retired by NexVerse, such shares having been exchanged by Comdisco for one share of Series A-2 Preferred Stock, and such 446,292 shares of Series A-1 Preferred Stock shall not be subject to reissuance by NexVerse and (iv) the terms of the promissory notes made by NexVerse in favor of Comerica Bank California, Dominion Venture Finance L.L.C., GATX Ventures, Inc. and Comdisco Inc. shall have been amended as set forth in the Recapitalization Summary;

         (c) Reservation of Shares. NexVerse shall have authorized and reserved a sufficient number of shares of NexVerse Common Stock for issuance pursuant to its obligations contained in Article VIII below;

         (d) Cooley Godward Opinion. A legal opinion letter will be delivered by Cooley Godward LLP, counsel to NexVerse, containing the opinions set forth in
Exhibit 12 hereto; (e) the Transferring Employees who accept NexVerse's offer of employment shall have executed releases with ECI or the applicable affiliate of ECI in the form attached to the applicable Separation Agreement.

         SECTION 6.03 Conditions to the Obligations of NexVerse

         The obligations of NexVerse to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

         (a) Seller Consents. All Seller Consents listed on Schedule 6.03(a) hereto shall have been obtained;

         (b) Goldfarb Levy Opinion. A legal opinion letter will be delivered by Goldfarb, Levy, Eran & Co., counsel to Sellers, containing the opinions set forth in Exhibit 14 hereto;

         (c) Brobeck Opinion. A legal opinion letter will be delivered by Brobeck, Phleger & Harrison LLP, counsel to Sellers, containing the opinions set forth in Exhibit 15 hereto; and

         (d) Transferring Employees. At least 75% of the Transferring Employees, including Tal Simchony, listed on Exhibit 10 hereto shall have accepted NexVerse's offer of employment with NexVerse, Chorale Networks Israel or Chorale Networks U.S., as applicable, following the Closing, and shall have executed releases with ECI or the applicable affiliate of ECI in the form attached to the applicable Separation Agreement

                                  ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 7.01 Termination

         This Agreement may be terminated and the Exchange Transaction may be abandoned at any time prior to the Closing, notwithstanding any requisite adoption and approval of this Agreement, as follows:

                  (a) by mutual written consent duly authorized by the boards of directors of each of the Sellers and NexVerse;

                  (b) by either the Sellers or NexVerse, if the Closing shall not have occurred on or before January 30, 2003; provided, however, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Closing to occur on or before such date; or

                  (c) by either the Sellers or NexVerse, if any Governmental Order, writ, injunction or decree preventing the consummation of the Exchange Transaction shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable.

The right of any party  hereto to  terminate  this  Agreement  pursuant  to this
Section 7.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

         SECTION 7.02 Effect of Termination

         Except as provided in Section 8.04, in the event of termination of this Agreement pursuant to Section 7.01, this Agreement shall immediately become void, there shall be no liability under this Agreement on the part of any party hereto or any of its affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party hereto from liability for the breach of any provisions of this Agreement prior to its termination; and provided, further that the provisions of Section 5.04 (Confidentiality), this
Section 7.02 and Article IX, shall remain in full force and effect and survive any termination of this Agreement.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         SECTION 8.01 Indemnification

         (a) Subject to the limitations set forth in this Article VIII, the Sellers will indemnify and hold harmless NexVerse, its officers, directors, advisors, shareholders, affiliates, agents, employees and each person, if any, who controls or may control NexVerse within the meaning of the Securities Act (hereinafter referred to individually as a "NexVerse Indemnified Person" and collectively as "NexVerse Indemnified Persons") from and against any and all losses, damages, judgments, settlements, claims, liabilities, costs and expenses (whether or not resulting from third party claims), including, without limitation, reasonable attorneys' fees and other out-of-pocket expenses (collectively, "Damages") arising out of, based upon or resulting from any misrepresentation or breach of or default in connection with any representations or warranties given by or made by either of the Sellers in this Agreement, including the Sellers' Disclosure Schedule, or certificate delivered pursuant to this Agreement.

         (b) Subject to the limitations set forth in this Article VIII, NexVerse will indemnify and hold harmless the Sellers and each of their officers, directors, shareholders, advisors, affiliates, agents, employees and each person, if any, who controls or may control either Seller within the meaning of the Securities Act (hereinafter referred to individually as a "Seller Indemnified Person" and collectively as "Seller Indemnified Persons") from and against (i) any and all Damages arising out of, based upon or resulting from any misrepresentation or breach of or default in connection with any representations or warranties, given by or made by NexVerse in this Agreement, including the NexVerse Disclosure Schedule, or certificate delivered pursuant to this
Agreement (but excluding any Damages subject to section 8.01(b)(ii)) and (ii) any and all Damages incurred by the Sellers (as calculated in Section 8.02(c) below) arising out of, based upon or resulting from any claim made against NexVerse or either Seller relating to the liabilities, business or operations of ipVerse, including without limitation matters described in Section 4.11 of the NexVerse Disclosure Schedule ("ipVerse Liabilities").

         (c) Nothing in this Agreement shall limit the liability of the Sellers or NexVerse for fraud.

         SECTION 8.02 Limitations on Indemnification

         (a) Notwithstanding anything to the contrary contained in this Agreement, (i) a NexVerse Indemnified Person may not make a claim for Damages until the aggregate amount of claims by NexVerse Indemnified Persons exceeds five hundred thousand dollars ($500,000), at which time and thereafter the NexVerse Indemnified Persons shall be entitled to recover all such Damages, and
(ii) a Seller  Indemnified  Person  may not make a claim for  Damages  (x) under
Section 8.01(b)(i) until the aggregate amount of claims by Seller Indemnified Persons under Section 8.01(b)(i) exceeds five hundred thousand dollars ($500,000), and (y) under Section 8.01(b)(ii) until the aggregate amount of claims by Seller Indemnified Persons under Section 8.01(b)(ii) exceeds one hundred fifty thousand dollars ($150,000), at which time in each such instance and thereafter the Seller Indemnified Persons shall be entitled to recover all such Damages.

         (b) Notwithstanding anything to the contrary contained in this Agreement, (i) the aggregate liability of the Sellers pursuant to this Article VIII shall not exceed seven million five hundred thousand dollars ($7,500,000) and (ii) the aggregate liability of NexVerse pursuant to this Article VIII shall not exceed seven million five hundred thousand dollars ($7,500,000).

         (c) Notwithstanding anything to the contrary contained in this Agreement, the aggregate Damages incurred by the Sellers shall, for purposes of
Section 8.01(b)(ii) above, equal, (i) with respect to Damages incurred by the Sellers, the Damages incurred by the Sellers arising out of, based on or resulting from such claims and (ii) with respect to Damages incurred by NexVerse, the product of (x) the Damages incurred by NexVerse arising out of, based on or resulting from such claims and (y) the percentage obtained by dividing the number of outstanding shares of NexVerse capital stock held by ECI and its affiliates immediately following the closing of the transactions contemplated by the Series C Financing Documents by the total number of outstanding shares of NexVerse capital stock immediately following such closing, in both cases in an as-converted to common basis.

         (d)  Notwithstanding   anything  to  the  contrary  contained  in  this
Agreement, the form of remedy with respect to Damages under Section 8.01(a) and 8.01(b) shall be as follows:

               (i) In the case of a claim or claims by NexVerse Indemnified Persons pursuant to Section 8.01(a) for aggregate Damages of up to three million five hundred thousand dollars ($3,500,000) (the "Cash Indemnity Threshold"), the remedy for all such Damages shall be in the form of the cancellation of shares of NexVerse Common Stock issued to the Sellers ("Indemnity Shares") having a value equal to such Damages, based upon a price per share of $0.1716 (the "Stipulated Value").

               (ii) In the case of a claim or claims by NexVerse Indemnified Persons pursuant to Section 8.01(a) for aggregate Damages in excess of the Cash Indemnity Threshold, the remedy for all such Damages (from the first dollar of Damages) shall be the pursuit of all remedies at law for breach of this Agreement available to such NexVerse Indemnified Person for the full amount of Damages, subject to the limitations on aggregate liability set forth in Section 8.02(b) above.

               (iii) In the case of a claim or claims by Seller Indemnified Persons pursuant to Section 8.01(b) for aggregate Damages up to the Cash Indemnity Threshold, the remedy for all such Damages shall be in the form of the issuance by NexVerse of Indemnity Shares having a value equal to such Damages, based upon the Stipulated Value.

               (iv) In the case of a claim or claims by Seller Indemnified Persons pursuant to Section 8.01(b) for aggregate Damages in excess of the Cash Indemnity Threshold, the remedy for all such Damages (from the first dollar of Damages) shall be the pursuit of all remedies at law for breach of this Agreement available to the Seller Indemnified Persons for the full amount of Damages, subject to the limitations on liability set forth in Section 8.02(b) above.

               (v) In order to effectuate the provisions of this paragraph (d) relating to the form of remedy, the NexVerse Indemnified Persons or the Seller Indemnified Persons, as applicable, shall have until the first anniversary of the Closing to initiate pursuit of their claims for indemnification under this
Section 8.01, notwithstanding the requirement to comply with the notice provisions of Section 8.03 with respect to third party claims.

         SECTION 8.03 Procedures

         (a) Promptly after receipt by any NexVerse Indemnified Person or any Seller Indemnified Person (each, as applicable, an "Indemnified Person") of notice of the commencement of any action in respect of which the Indemnified Person will seek indemnification hereunder, the Indemnified Person shall notify the Sellers or NexVerse (each, as applicable, an "Indemnifying Party") thereof in writing, but any failure to so notify an Indemnifying Party shall not relieve it from any liability that it may have to the Indemnified Person except to the extent the Indemnifying Party shall be materially prejudiced by such failure. The Indemnifying Party shall be entitled to participate in the defense of such action and to assume control of such defense with counsel reasonably acceptable to the Indemnified Person; provided, however, that:

         (i) the Indemnified Person shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

         (ii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Person before entering into any settlement of such claim or ceasing to defend against such claim, if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the Indemnified Person or would otherwise restrict the future activity or conduct of the Indemnified Person; and

         (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Person of a release from all liability in respect of such claim.

         (b) If the Indemnifying Party does not assume control of the defense of such claims by promptly notifying the Indemnified Person of such assumption, the Indemnified Person shall have the right to defend such claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party will promptly reimburse the Indemnified Person therefor in accordance with the terms hereof. The reimbursement of fees, costs and expenses required by this Section 8.03 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

         SECTION 8.04 Exclusive Remedy

         (a) The rights and remedies provided by this Article shall be the exclusive rights and remedies of the parties to this Agreement for monetary damages arising out of (i) any inaccuracy in or breach of a representation or warranty herein or (ii) any other claim, actions, demand, loss, cost, expense, liability, penalty, or other damage relating to or arising out of this Agreement or the transactions contemplated by this Agreement except as the agreements set forth as exhibits hereto explicitly contemplate otherwise. No party to this Agreement shall make a claim relating to this Agreement against another party to this Agreement except pursuant to, and subject to the limitations contained in, this Article.

         (b) EXCEPT IN THE CASE OF FRAUD (FOR WHICH LIABILITY SHALL BE GOVERNED BY APPLICABLE LAW), IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE TO ANY OTHER PARTY HERETO FOR ANY CONSEQUENTIAL,

INDIRECT, INCIDENTAL OR OTHER SIMILAR DAMAGES FOR ANY BREACH OR DEFAULT UNDER, OR ANY ACT OR OMISSION ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT UNDER ANY FORM OF ACTION WHATSOEVER, WHETHER IN CONTRACT OR OTHERWISE.



                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.01 Survival

         The representations and warranties of the Sellers and NexVerse contained in this Agreement will survive for a period of one (1) year following the Closing. This Section 9.01 shall not limit any covenant or agreement of the parties hereto that by its terms contemplates performance beyond one (1) year following the Closing.

         SECTION 9.02 Amendment Waivers

         (a) Any provision of this Agreement may be amended or waived prior to the Closing if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.03 Waiver

         At any time prior to the Closing, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         SECTION 9.04 Expenses

         All Expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such Expenses, whether or not the Transactions are consummated.

         SECTION 9.05 Notices

         All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given upon
(a) on the date of delivery, if delivered in person, or if delivered by fax upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a nationally recognized overnight courier service and
(c) on the 5th business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.05):

                       (a) if to the Sellers, to:

                           ECI Telecom Ltd.
                           ECI Telecom - NGTS Inc.
                           30 Hasivim Street
                           Petah Tikva 49133, Israel
                           Attn:  General Counsel
                           Fax:  972 (3) 926-6070

                           with a copy to:

                           Brobeck, Phleger & Harrison LLP
                           1633 Broadway, 47th Floor
                           New York, New York  10019
                           Attn:  Richard Gilden
                           Fax:  (212) 586-7878

                       (b) if to NexVerse, to:

                           NexVerse Networks, Inc.
                           926 Rock Avenue
                           San Jose, California  95131
                           Attn:  Amit Chawla
                           Fax:  (408) 750-9409

                           with a copy to:

                           Cooley Godward LLP
                           Five Palo Alto Square
                           3000 El Camino Real
                           Palo Alto, California  94306-2155
                           Attn:  James Fulton
                           Fax:  (650) 849-7400

         SECTION 9.06 Severability

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Exchange Transaction is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Transactions may be consummated as originally contemplated to the fullest extent possible.

         SECTION 9.07 Assignment; Binding Effect; Benefit

         Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

         SECTION 9.08 Incorporation of Exhibits

         The Sellers' Disclosure Schedule, the NexVerse Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

         SECTION 9.09 Governing Law

         This agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York other than conflict of laws principles thereof directing the application of any law other than that of New York. Courts within the State of New York will have jurisdiction over all disputes between the parties hereto arising out of or relating to this agreement and the agreements, instruments and documents contemplated hereby. The parties hereby consent to and agree to submit to the jurisdiction of such courts. Each of the parties hereto waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party is not personally subject to the jurisdiction of such courts, (ii) such party and such party's property is immune from any legal process issued by such courts or
(iii) any litigation commenced in such courts is brought in an inconvenient forum.

         SECTION 9.10 Waiver of Jury Trial

         Each party hereto hereby irrevocably waives all right to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to this agreement or any transaction or agreement contemplated hereby or the actions of any party hereto in the negotiation, administration, performance or enforcement hereof.

         SECTION 9.11 Headings; Interpretation

         The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         SECTION 9.12 Counterparts

         This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 9.13 Entire Agreement

         This Agreement (including the Exhibits, the Sellers' Disclosure Schedule, the NexVerse Disclosure Schedule and the Non-Disclosure Agreement) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                     ECI TELECOM LTD.


                                     By: /s/ Doron Inbar
                                         ------------------------------------
                                         Name: Doron Inbar
                                         Title: Chief Executive Officer

                                     ECI TELECOM - NGTS INC.


                                     By: /s/ Tal Simchony
                                         ------------------------------------
                                         Name: Tal Simchony
                                         Title: Chief Executive Officer

                                     NEXVERSE NETWORKS, INC.


                                     By: /s/ Amit Chawla
                                         ------------------------------------
                                         Name: Amit Chawla
                                         Title: Chief Executive Officer